EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT ("Agreement") made this 9th day of November, 2004, by and between ROCK OF AGES CORPORATION, a Delaware corporation with a principal place of business at 772 Graniteville Road, Graniteville, Vermont 05654 ("Rock"); and AUTUMN ROSE QUARRY, INC., a wholly-owned subsidiary of Rock and a Georgia corporation with a principal place of business at Highway 7, Mill Creek, Oklahoma 74856 ("Autumn Rose") (Rock and Autumn Rose are collectively referred to herein as "Seller"), and IMEX INTERNATIONAL, INC., a Georgia corporation with a principal place of business at 1519 Woodyard Road, Elberton, Georgia ("IMEX"); and AR QUARRY ACQUISITION, LLC, a wholly-owned subsidiary of IMEX and a Georgia limited liability company ("Buyer").

      WHEREAS, Seller owns certain real property, consisting of land, buildings and fixtures located at Highway 7, Mill Creek, Oklahoma, all as more particularly described on Schedule 1.a attached to this Agreement and made a part hereof (the "Property");

     WHEREAS, the Property is currently used to quarry reddish brown granite known as Autumn Rose, and includes quarrying equipment and vehicles listed on Schedule 1.b, and miscellaneous items (collectively, the "Equipment"); and

     WHEREAS, Buyer wishes to purchase the Property and the Equipment, together with certain granite slab and rough block inventory located on the Property at closing, upon the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

      1.    CONVEYANCING AGREEMENT.

      The Seller agrees to sell and convey, and the Buyer agrees to purchase:

             a.     The Property;

             b.     the Equipment;

             c.     such granite block inventory located on the Property on the Closing Date, it being understood that the Seller makes no representations on the actual quantity or quality of such inventory as of the Closing Date ("Inventory"); and

             d.     all of Rock's right, title and interest in and to the name "Autumn Rose."

             e.     All of Seller's right, title and interest in and to the permits listed on Schedule 1.d ("Permits"), to the extent that such permits are transferable under Oklahoma law.

           It is expressly agreed and understood that no other assets will be conveyed to the Buyer in connection with the transactions contemplated hereby, including, but not limited to, the assets listed on Schedule 1 (the "Excluded Assets").

     2.   PURCHASE PRICE.

     The purchase price for the Property and Equipment (together with any inventory, as applicable) shall be Seven Hundred Fifty Thousand Dollars ($750,000), payable as follows:

           a.      One Hundred Fifty Thousand Dollars ($150,000) shall be paid at the Closing by bank check or wire transfer; and

           b.      On the Closing Date, the Buyer and IMEX shall deliver to the Seller a promissory note in the principal amount of Six Hundred Thousand Dollars ($600,000) in the form attached as Exhibit A (the "Promissory Note"). The Promissory Note shall be payable in accordance with the terms of a Supply Agreement between Seller and Buyer in the form attached as Exhibit B (the "Supply Agreement") and shall be secured by a first priority mortgage on the Property in the form attached as Exhibit C (the "Mortgage").

       4.     ALLOCATION OF PURCHASE PRICE.

       The purchase price shall be allocated among the various assets purchased in the manner set forth on Schedule 4 to this Agreement.

        5.   REPRESENTATIONS AND WARRANTIES OF SELLER.

       Autumn Rose represents and warrants that it is a Corporation duly organized and validly existing under the laws of Georgia. Rock represents and warrants that it is a Corporation duly organized and validly existing under the laws of Delaware. Seller represents and warrants as of the date of this Agreement that it has duly authorized, executed and delivered this Agreement and has duly authorized the performance of this Agreement. Except for the approval of its lenders, Seller has obtained all necessary consents in connection with the sale of the Property, the Equipment and Inventory. Seller covenants that the foregoing representation and warranty will be true and correct at closing. Except as set forth above, Seller makes no other representations and warranties, including, but not limited to, representations and warranties related to the Property, the Equipment, or the Inventory. Buyer is taking the assets conveyed hereby "where is" and "as is" and Seller disclaims any and all implied warranties, including the warranties of fitness and merchantability.

     6.     REPRESENTATIONS AND WARRANTIES OF IMEX AND BUYER.

     Buyer represents and warrants as of the date of this Agreement that it is a limited liability company duly organized and validly existing under the laws of the State of Georgia. IMEX represents and warrants as of the date of this Agreement that it is a corporation duly organized and validly existing under the laws of the State of Georgia. IMEX and Buyer each represent and warrant that it has duly authorized, executed and delivered this Agreement and has duly authorized the performance of this Agreement. IMEX and Buyer have each obtained all necessary consents in connection with the transactions contemplated hereby. IMEX and Buyer each covenant that the foregoing representation and warranty will be true and correct at closing. Except as set forth above, IMEX and Buyer make no other representations or warranties in connection with the transactions contemplated hereby.

     7.   LENDER APPROVAL.

     Upon acceptance of the Agreement, Seller shall use reasonable best efforts to obtain the consent of its lender to sell the Property and Equipment and to obtain the release of all security interests covering the Property and Equipment. If Seller is unable to obtain such consent and release prior to the Closing Date, either party shall have the right to terminate this Agreement and neither party shall have any further rights or obligations under this Agreement to the other party, except those rights or duties that specifically survive termination hereof.

     8.    BUYER'S INSPECTION.

      Buyer, or Buyer's designated agent(s), have inspected the Property, Equipment and Inventory and are buying the same "as is, where is and with all faults."

    9.    CLOSING DATE.

      The closing of the transactions contemplated hereby shall take place on November 9, 2004 ("Closing Date") at the offices of Phelps & Campbell, LLP, or at such other mutually agreeable place.

    10.  CLOSING DELIVERIES.

            a. On the Closing Date, the Seller will deliver the following:

                 (i)    Seller will deliver marketable title to the Property by an Oklahoma warranty deed subject to (1) Zoning ordinances and restrictions; (2) general utility, sewer and drainage easements; (3) subdivision regulations, declarations, covenants, restrictions and easements of record on the Closing Date; and (4) such other matters and/or encumbrances as are disclosed on Schedule 10.a attached hereto.

                  (ii)   A bill of sale in the Form attached as Exhibit D delivering marketable title to the Equipment and Inventory (if any).

             b.  On the Closing Date, Buyer shall execute and deliver the following:

                  (i)   The Promissory Note;

                  (ii)   the Security Deed; and

                  (ii)   The Supply Agreement, duly executed by Buyer and IMEX International, Inc.;

    11.   PRORATIONS.

      It is understood by the parties hereto that the taxes, electricity, rents and all utilities, if any, shall be apportioned as of the Closing Date. Real and personal property taxes will be paid by each of the parties on a prorated basis at the time that the tax bills have been rendered by Johnston County and on or before the due date.

     12.   DELIVERY OF POSSESSION.

      Full possession of the Property, free of tenants and occupants and personal property of the Seller not conveyed to the Buyer shall be delivered to Buyer on the Closing Date.

    13.  DEFECTS IN TITLE.

     Buyer may, within 30 days of the date hereof, examine title and furnish Seller with a written statement of objections affecting the marketability of title. If at the time set for the closing the Seller shall be unable to convey a good and marketable title to the Property, or if the Seller shall be unable to deliver possession of the Property as provided above, then either party may elect to terminate this Agreement. In the event of such termination, neither party shall have any further rights or obligations to the other, except those rights or duties that specifically survive termination hereof. If this Agreement is not terminated, Buyer may, at its option, accept such title as the Seller can convey and accept possession of the Property.

     14.   MISCELLANEOUS PROVISIONS.

             a.    Completeness and Modification.

             This Agreement, together with the exhibits and schedules hereto constitutes the entire agreement between the parties with respect to the transactions contemplated herein, and it shall not be modified or amended except by an instrument in writing signed by all parties.

               b.    Binding Effect.

               This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective successors and assigns. Sellers and Buyer shall have the right to assign this Agreement but shall remain liable for their respective obligations hereunder.

               c.    Waiver, Modification.

               Failure by Buyer or Sellers to insist upon or enforce any of its or their rights hereunder shall not constitute a waiver thereof.

              d.    Governing Law.

               This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma.

              f.   Headings.

              The headings used in this Agreement are for convenience of reference only and shall not be deemed to vary the content of this Agreement.

              g.  Further Assurances.

               From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated hereby.

               h.   Counterparts.

               To facilitate execution, this Agreement may be executed in as many counterparts as may be required. All counterparts shall collectively constitute a single agreement.

                 i.  Notices.

                 All notices hereunder shall be in writing and shall be personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or by commercial courier to the addresses indicated below, and shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused.

If to Seller:

ROCK OF AGES CORPORATION
369 North State Street
Concord, NH 03301
attn. Kurt M. Swenson, Chairman & CEO
Michael Tule, Vice President/General Counsel

If to Buyer:

IMEX International, Inc.
P.O. Box 7
Elberton, GA 30635
Attn. Massoud Besharat, President

[REMAINING SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the day and year first written above.

WITNESS:	ROCK OF AGES CORPORATION

By:/s/ Kurt M. Swenson Kurt M. Swenson, Chairman & CEO

AUTUMN ROSE QUARRY., INC.

By:/s/ Kurt M. Swenson Kurt M. Swenson, Chairman & CEO

AR QUARRY ACQUISITION, LLC

By:/s/ Massoud Besharat Massoud Besharat, President

SCHEDULE 1.a

Property Description

The South Half of the Northeast Quarter of the Southeast Quarter AND the North Half of the Southeast Quarter of the Southeast Quarter AND the South Half of the South Half of the North Half of the Northeast Quarter of the Southeast Quarter of Section 30, Township 2 South, Range 5 East of the Indian Base and Meridian, Johnston County, State of Oklahoma.

SCHEDULE 1.b

Equipment and Vehicles

Quantity	Item	Serial Number

4	Derrick
1	Automatic Burner
2	Hand Held Burner
1	Compressor 650
2	Compressor 1250
1	40 Ton International Payhauler
1	Gas Tank
2	Diesel Tank
5	Two-way Radios & Charger
1	Track Drill
2	Dog House
1	Power Magazine
Air Tools & Hoses
1	Water Pump
Ladders & Safety Lines
2	Grout Pans
1	Galvanometer
1	Cattle Guard
Electrical & Disconnects
2	Gardner Denver S-83 Drill
1	Manitowoc Crane	4544
1	Hammer Drill
1	Drill & Fittings
1	Drill
2	Jackhammers
1	Assembly for Rock Drill
1	Rock Drill
1	Lifthold Drill
1	24' Lance & Accessories
1	CAT 426B Backhoe Loader	6KL01964
1	CAT D8H	46A31661
1	CAT 773A	63G1361
1	1998 Chevy S-14 Pickup Truck	1GCCS19X8W8218663
1	1992 Chevy S-14 Pickup Truck	1GCCT14Z0N2139205

1	1984 Gardner Denver 800 CFM Compressor
1	225 Welder	9422-206

SCHEDULE 1.d

Permits

1.	Non-coal Mining Permit Number 03-1304
2.	Non-coal Reclamation Plan

SCHEDULE 1
Excluded Assets

None

EXHIBIT A

 Promissory Note

PROMISSORY NOTE

$600,000	November 9, 2004

     FOR VALUE RECEIVED, AR QUARRY ACQUISITION, LLC., a Georgia limited liability company ("AR"), and IMEX International, Inc. ("IMEX"), jointly and severally promises to pay to ROCK OF AGES CORPORATION, a Delaware corporation ("Rock"), in accordance with the terms of a certain Supply Agreement ("Supply Agreement") among Rock, AR and IMEX the principal sum of Six Hundred Thousand Dollars ($600,000), together with interest on the unpaid principal balance at an annual rate equal to 8%, in the manner provided in the Supply Agreement.

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Purchase and Sale Agreement, dated November 9, 2004, by and between AR, IMEX, Rock and Autumn Rose Quarry, Inc., (the "Purchase and Sale Agreement"), and is subject to the terms and conditions of the Supply Agreement, which is incorporated by reference herein and made a part hereof.

     1.    PAYMENTS.

            a.   This Note shall be paid over a thirty-six (36) month period in consecutive quarterly installments of principal and interest, payable in arrears as shown on the amortization schedule attached as Exhibit A. The first such quarterly payment shall be made on March 31, 2005. The payments shown on the amortization schedule may be adjusted in accordance with the terms of the Supply Agreement.

             b.  All payments of principal and interest on this Note shall be made in accordance with the terms of the Supply Agreement.

      2.    DEFAULTS.

             a.  The occurrence of any one or more of the following events with respect to IMEX shall constitute an event of default hereunder ("Event of Default"):

            (1)   If AR or IMEX shall fail to pay when due any payment of principal or interest on this Note (whether such payment is to be made is cash or in kind under the terms of the Supply Agreement).

            (2)   If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), AR or IMEX shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

            (3)   If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against AR or IMEX in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for AR or IMEX or substantially all of their respective properties, or (iii) orders the liquidation of AR or IMEX, and in each case the order or decree is not dismissed within 90 days.

           (4)   If AR or IMEX otherwise defaults in their respective obligations under the Supply Agreement.

             b.  Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived), Rock may, at its option, (i) by written notice to AR and IMEX, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable in lawful money of the United States, regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from AR or IMEX all sums due under this Note and the right to foreclose any security interest taken by Rock to secure AR and IMEX's obligations hereunder. AR and IMEX shall pay all reasonable costs and expenses incurred by or on behalf of Rock in connection with Rock's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

         3.   PREPAYMENT.

              a.  This Note may be prepaid in cash at any time without penalty.

              b.  This Note may not be prepaid in kind, except as provided in the Supply Agreement.

         4.  MISCELLANEOUS.

             a.  The rights and remedies of Rock under this Note shall be cumulative and not alternative. No waiver by Rock of any right or remedy under this Note shall be effective unless in writing signed by Rock. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Rock will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Rock arising out of this Note can be discharged by Rock, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Rock; (b) no waiver that may be given by Rock will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on AR or IMEX will be deemed to be a waiver of any obligation of AR or IMEX or of the right of Rock to take further action without notice or demand as provided in this Note. AR and IMEX each hereby waives presentment, demand, protest and notice of dishonor and protest.

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              b. Any notice required or permitted to be given hereunder shall be given in accordance with Section 14.i of the Purchase and Sale Agreement.

              c.   If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

             d.   This Note will be governed by the laws of the State of Oklahoma without regard to conflicts of laws principles.

             e.   This Note shall bind AR and IMEX and their respective successors and assigns. This Note shall not be assigned or transferred by Rock without the express prior written consent of IMEX, except by operation of law.

             f.    The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

             g.   All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

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   THIS NOTE IS SECURED BY A FIRST PRIORITY MORTGAGE DATED OF EVEN DATE.

    IN WITNESS WHEREOF, AR and IMEX have each executed and delivered this Note as of the date first stated above.

IMEX INTERNATIONAL, INC.

By:

Massoud Besharat,President

AR QUARRY ACQUISITION, LLC

By:

Massoud Besharat,President

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Exhibit A to Promissory Note

Total Amount	600,000

Interest Rate	8%	0.67%	(Monthly)

Monthly Amount	19,037
Quarterly Totals
	Principle	Interest	Total	Remaining Principle	Principle	Interest	Total	Remaining Principle
11/15/2004				600,000
11/30/2004	—	2,000	2,000	600,000
12/31/2004	15,037	4,000	9,037	584,963	15,037	6,000	21,037	584,963
1/31/2005	15,137	3,900	19,037	569,826
2/28/2005	15,238	3,799	19,037	554,589
3/31/2005	15,339	3,697	19,037	539,249	45,714	11,396	57,110	539,249
4/30/2005	15,442	3,595	19,037	523,808
5/31/2005	15,545	3,492	19,037	508,263
6/30/2005	15,648	3,388	19,037	492,615	46,634	10,475	57,110	492,615
7/31/2005	15,753	3,284	19,037	476,862
8/31/2005	15,858	3,179	19,037	461,005
9/30/2005	15,963	3,073	19,037	445,042	47,573	9,537	57,110	445,042
10/31/2005	16,070	2,967	19,037	428,972
11/30/2005	16,177	2,860	19,037	412,795
12/31/2005	16,285	2,752	19,037	396,510	48,531	8,579	57,110	396,510
1/31/2006	16,393	2,643	19,037	380,117
2/28/2006	16,503	2,534	19,037	363,615
3/31/2006	16,613	2,424	19,037	347,002	49,508	7,602	57,110	347,002
4/30/2006	16,723	2,313	19,037	330,279
5/31/2006	16,835	2,202	19,037	313,444
6/30/2006	16,947	2,090	19,037	296,497	50,505	6,605	57,110	296,497
7/31/2006	17,060	1,977	19,037	279,437
8/31/2006	17,174	1,863	19,037	262,263
9/30/2006	17,288	1,748	19,037	244,975	51,522	5,588	57,110	244,975
10/31/2006	17,403	1,633	19,037	227,572
11/30/2006	17,519	1,517	19,037	210,052
12/31/2006	17,636	1,400	19,037	192,416	52,559	4,551	57,110	192,416
1/31/2007	17,754	1,283	19,037	174,662
2/28/2007	17,872	1,164	19,037	156,790
3/31/2007	17,991	1,045	19,037	138,798	53,617	3,492	57,110	138,798
4/30/2007	18,111	925	19,037	120,687
5/31/2007	18,232	805	19,037	102,455
6/30/2007	18,354	683	19,037	84,101	54,697	2,413	57,110	84,101
7/31/2007	18,476	561	19,037	65,625
8/31/2007	18,599	438	19,037	47,026
9/30/2007	18,723	314	19,037	28,303	55,798	1,312	57,110	28,303
10/31/2007	18,848	189	19,037	9,455
11/15/2007	9,455	63	9,518	0	28,303	252	28,555	0

				Totals	600,000	77,800	677,800

EXHIBIT B

 Supply Agreement

SUPPLY AGREEMENT

     SUPPLY AGREEMENT made this 9th day of November, 2004 is by and between ROCK OF AGES CORPORATION, a Delaware corporation with a principal place of business at 772 Graniteville Road, Graniteville, Vermont 05654 ("Rock"); IMEX INTERNATIONAL, INC., a Georgia corporation with a principal place of business at 1519 Woodyard Road, Elberton, Georgia ("IMEX"); and AR QUARRY ACQUISITION, LLC ("AR") a wholly-owned subsidiary of IMEX and a Georgia limited liability company with a principal place of business at 1519 Woodyard Road, Elberton, Georgia.

     WHEREAS, Rock and IMEX and AR have entered into a Purchase and Sale Agreement dated November 9, 2004 ("Purchase and Sale Agreement") pursuant to which Rock has agreed to sell, and AR has agreed to purchase, certain real property and equipment owned by Rock's wholly-owned subsidiary, Autumn Rose Quarry, Inc.;

     WHEREAS, in payment of the purchase price under the Purchase and Sale Agreement, AR and IMEX have executed a Promissory Note dated November 9, 2004 ("Note") in the principal amount of $600,000, together with interest thereon at 8% per annum, payable in 12 quarterly installments of principal and interest in accordance with the terms of a certain amortization schedule attached to the Note as Exhibit A.

     WHEREAS, Rock, IMEX and AR have agreed that the Note may be paid in kind rather than in United States currency, provided that AR and IMEX are not in default of their obligations under the Purchase and Sale Agreement, the Note and this Agreement;

     WHEREAS, IMEX supplies diamond tools and supplies used in the granite quarrying and manufacturing industry and also distributes certain granite products, including curbing and slabs;

     WHEREAS, IMEX is willing to supply Rock with diamond tools and supplies, and Rock is willing to accept such supplies in exchange for the payment of AR's and IMEX's obligations under the Purchase and Sale Agreement and the Note.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement and in the Purchase and Sale Agreement, the parties, intending to be legally bound, agree as follows:

1.     DEFINITIONS

       Unless defined below or elsewhere in this Agreement, all capitalized terms shall have the meanings set forth in the Purchase and Sale Agreement or the Note.

        a.     "IMEX Product" shall mean diamond tools used in granite quarrying, cutting, polishing and manufacturing applications, including, but not limited to diamond segments and diamond wire used in sawing applications.

        c.     "Total Quarterly Invoice Amount" shall mean the total dollar amount of invoices for product shipped during a quarter, including any taxes and shipping charges, less any credits given for defective products.

2.     IMEX's SUPPLY OBLIGATION

        a.      Products

        IMEX shall supply Rock with IMEX Product, subject to the terms and conditions set forth below:

        b.      Price

        (i)      Prices shall be those set forth on Exhibit A attached hereto. IMEX shall ensure that the prices charged to Rock for IMEX Product shall be no higher than the lowest prices charged to customers purchasing like quantities of products and shall be competitive with the prices being charged by other suppliers of such products.

        (ii)     Any applicable duties and sales, use, excise, value-added, and/or similar taxes will be for the account of Rock and will be added to the invoice as a separate charge

        (iii)     Delivery shall be made FOB buyer's factory/quarry.

        (iv)     Payment by Rock for product shipped shall be made in kind in accordance with section 2.e below.

        c.       Minimum Supply

        In each quarter from the date hereof, IMEX shall supply Rock at least that quantity of IMEX Products that is equal in value to the quarterly amount due under the Note. For the purposes of this section, the value of IMEX Product supplied shall be the Total Quarterly Invoice Amount for IMEX Product during the quarter. To facilitate verification of IMEX's supply obligation, no later than 15 days from the end of each quarter during the term of this Agreement, IMEX shall provide Rock copies of all invoices for product shipped during that quarter, together with a statement of credits for defective IMEX Product.

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          d.      Order Placement

          Rock shall place orders on IMEX for the IMEX Product from time to time during each quarter. Rock shall place, and IMEX shall ship, such orders so that the Total Quarterly Invoice Amount for the IMEX Product will equal, as nearly as possible, the total quarterly payment due under the Note.

          d.       Warranty

          IMEX warrants that the products conform to Rock's specifications and will be of IMEX's highest quality and will be merchantable and fit for the applications in which such products are used. In the event that a product supplied by IMEX proves defective or otherwise does not conform to warranty, IMEX shall replace the product or, if such IMEX product proves unsuitable for the application in which it is used, IMEX shall supply Rock with suitable product from a different manufacturer.

           e.      Note Payments

           In exchange for the supply of diamond tool products by IMEX, Rock shall apply the Total Quarterly Invoice Amount for the IMEX Product shipped during a quarter to the quarterly amount due on the Note.

     3.   PROCEDURE FOR APPLYING NOTE PAYMENTS

     It is the general intent of the parties that the Total Quarterly Invoice Amount of the products supplied under this Agreement in each quarter equal as nearly as possible the amount of principal and interest due under the Note each quarter. Each party recognizes that it will be impossible for the quarterly payments in kind to exactly equal the amount due in a particular quarter under the Note. Accordingly, the parties agree that the following procedures apply:

           a.     Quarterly Reporting and Revised Amoritzation Schedule

           Within 30 days of the end of each quarter, Rock shall prepare a report showing:

           (i)     The Total Quarterly Invoice Amount of IMEX Product shipped to Rock during the quarter;

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           (ii)    the total amount applied against the outstanding principal and interest due on the Note (which amount shall be equal to the Total Quarterly Invoice Amount of IMEX Product shipped to Rock during that quarter); and

           (iv)   a calculation of the remaining principal balance of the Note and a revised amortization schedule, with a demand for payment of any deficiency, if applicable.

            b.      Overpayment/Deficiency

            In the event that the Total Quarterly Invoice Amount for IMEX Product supplied during a quarter is greater than the quarterly amount due under the Note, the excess over the amount due shall be treated as a prepayment under the Note. Subject to the limitations below, any such prepayment shall be applied first to interest due on the outstanding principal balance and then to reduction of principal. In the event that the Total Quarterly Invoice Amount of the IMEX Product supplied during a quarter is less than the amount due under the Note, the payment shall be applied first to the interest due on the outstanding principal balance and then to reduction of principal, and any unpaid principal shall continue to bear interest until it is paid. AR and IMEX shall have 15 days from the date that it receives Rock's quarterly report to cure any deficiency, unless Rock waives such deficiency in writing and allows it to be carried over to the next quarterly payment, in which case Rock shall issue a revised amortization schedule.

        4.    DEFAULT; REMEDIES

              a.    AR and IMEX

              The occurrence of any one or more of the events with respect to each of AR or IMEX shall constitute and event of default hereunder ("Event of Default"):

              (i)    If AR or IMEX defaults in its performance of its obligations under this Supply Agreement.

              (ii)   If AR or IMEX defaults in its performance of its obligations to Rock under the Purchase and Sale Agreement or the Note.

              (iii)    If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law") AR or IMEX shall: (a) commence a voluntary case or proceeding; (b) consent to the entry of an order for relief against it in an involuntary case; (c) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (d) make an assignment for the benefit of creditors; or (e) admit in writing its inability to pay its debts as they become due.

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                (iv)   If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against AR or IMEX in an involuntary case; (b) appoints a trustee, receiver, assignee, liquidator or similar official for either Ar or IMEX, or substantially all of their respective properties; or (c) orders the liquidation of either AR or IMEX, and in each case the order or decree is not dismissed within 90 days.

               b.     Remedies

               Upon the occurrence of an Event of Default under this Supply Agreement, Rock shall have such remedies as are provided for in this Supply Agreement, the Note and the Mortgage, including, but not limited to, the right to declare the entire unpaid principal balance of the Note, together with interest thereon, due and payable in lawful currency of the United States. Rock shall also have any and all rights to foreclose on any security and collateral taken in connection with the execution and delivery of the Note.

    5.    AUDIT RIGHTS

     Rock, AR and IMEX shall each have the right, upon reasonable notice to the other, to review the books and records of each party to ensure their compliance with the terms of this Supply Agreement, the Purchase and Sale Agreement, and the Note.

     6.   MISCELLANEOUS

           a.     This Supply Agreement, together with the Purchase and Sale Agreement, the Note and the Mortgage, including all exhibits thereto, contains the entire agreement among the parties with respect to the subject matter hereof and thereof. This Supply Agreement may only be amended in writing, signed by all of the parties hereto.

           b.     Any notice required or permitted to be given hereunder shall be given in accordance with Section 14.i of the Purchase and Sale Agreement.

           c.    This Supply Agreement will be governed by the laws of the State of Vermont without regard to conflicts of laws principles.

           e.    This Supply Agreement shall be binding on each party's successors and assigns. This Supply Agreement shall not be assigned by any party hereto without the express prior written consent of each of the other parties.

5

            f.     The headings of Sections in this Supply Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Supply Agreement unless otherwise specified.

            IN WITNESS WHEREOF, the parties have executed this Supply Agreement as of the date first above written.

WITNESSES	AR QUARRY ACQUISITION, INC.

By: /s/ Massoud Besharat, President Massoud Besharat

IMEX INTERNATIONAL, INC.

By: /s/ Massoud Besharat, President Massoud Besharat

ROCK OF AGES CORPORATION

By: /s/ Kurt M. Swenson Kurt M. Swenson, Chairman/Chief Executive Officer

6

EXHIBIT C

Mortgage

MORTGAGE AND SECURITY AGREEMENT

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

      THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage") is made, executed and delivered as of the 9th day of November, 2004 by AR QUARRY ACQUISITION, LLC, a Georgia limited liability company c/o IMEX International, Inc. 1519 Woodyard Road, Elberton, Georgia 30365 ("Borrower"), to ROCK OF AGES CORPORATION, a Delaware corporation, 772 Graniteville Road, Graniteville, Vermont 05654, ("Lender").

W I T N E S S E T H:

       WHEREAS, Borrower is justly indebted to Lender in the principal sum of Six Hundred Thousand and no/100 ($600,000.00) with interest thereon, which indebtedness is evidenced by Borrower's promissory note of even date herewith payable to the order of Lender, which promissory note is due and payable in full on or prior to November 15, 2007 (such promissory note and all notes given in substitution, modification, increase, renewal or extension thereof shall be referred to as the "Note"); and

       WHEREAS, Lender, as a condition precedent to the extension of credit (hereinafter referred to as the "Loan") evidenced by the Note, has required that Borrower provide Lender with security for the repayment of the indebtedness evidenced by the Note as well as for the performance, observance and discharge by Borrower of certain other agreements made by Borrower in favor of and for the benefit of Lender.

         NOW, THEREFORE, in order to secure the repayment of the indebtedness evidenced by the Note, together with interest on such indebtedness, as well as the payment of all other sums of money and the performance of all obligations of either Borrower and/or its parent, IMEX International, Inc., a Georgia corporation (the "Guarantor") under the Purchase and Sale Agreement dated November 9, 2004 between Lender and Autumn Rose Quarry, Inc., as seller, and Borrower and Guarantor, as buyer, and all documents executed by Borrower and/or Guarantor thereunder including, without limitation, the Supply Agreement dated this date between Lender, Borrower and Guarantor (the Note and such other agreements shall be referred to collectively as the "Sale Documents"), Borrower does hereby grant, bargain, sell, convey and mortgage unto Lender the following described properties, rights and interests and all replacements thereof, substitutions therefor and additions thereto (all of which are hereinafter together referred to as the "Property"), to wit:

          THAT certain tract of land in Johnston County, Oklahoma, more particularly described on Exhibit A attached hereto (hereinafter referred to as the "Real Property");

          TOGETHER WITH all buildings, structures and other improvements of any kind, nature or description now or hereafter erected, constructed, placed or located upon the Real Property (which buildings, structures and other improvements are hereinafter sometimes together referred to as the "Improvements"), including, without limitation, any and all additions to, substitutions for or replacements of such Improvements;

          TOGETHER WITH all oil, gas and other mineral interests in, under or that may be produced from the Real Property;

           TOGETHER WITH all and singular, the tenements, hereditaments, strips and gores, rights-of-way, easements, privileges and other appurtenances now or hereafter belonging or in any way appertaining to the Real Property (hereinafter sometimes together referred to as the "Appurtenances");

           TOGETHER WITH any and all leases, contracts, rents, royalties, issues, revenues, profits, proceeds, deposits, income and other benefits of, accruing to or derived from the Real Property, Improvements and Appurtenances (hereinafter sometimes referred to as the "Rents");

           TOGETHER WITH any and all awards, payments or settlements, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, (c) any other injury, damage or casualty to, taking of, or decrease in the value of, the Property or (d) proceeds of insurance awards;

            AS WELL AS all the right, title and interest of Borrower in and to all fixtures, goods, inventory, chattels, construction supplies and materials, fittings, furniture, furnishings, equipment, machinery, apparatus, appliances, and other items of personal property, whether tangible or intangible, of any kind, nature or description, whether now owned or hereafter acquired by Borrower, including, without limitation, all signs and displays; all heating, air conditioning, water, gas, lighting, incinerating, and power equipment; all engines, compressors, pipes, pumps, tanks, motors, conduits, wiring, and switchboards; all plumbing, lifting, cleaning, fire prevention, fire extinguishing, sprinkling, refrigerating, ventilating, waste removal and communications equipment and apparatus; all boilers, furnaces, oil burners, vacuum cleaning systems, elevators, and escalators; all stoves, ovens, ranges, disposal units, dishwashers, water heaters, exhaust systems, refrigerators, cabinets and partitions; all rugs, attached floor coverings, curtains, rods, draperies, and carpets; all building materials, tools, shades, awnings, blinds, screens, storm doors and windows; and all other general intangibles, inventory, contract rights, accounts receivable, chattel paper, documents and business records, of every kind, including, without limitation, any and all licenses, permits, franchises, trademarks, tradenames, service marks, or logos; any of which is, are or shall hereafter be located upon, attached, affixed to or used or useful, either directly or indirectly, in connection with the use, occupancy and operation of the Real Property, Improvements and Appurtenances, as well as the proceeds thereof or therefrom regardless of form (hereinafter sometimes referred to as the "Fixtures and Personal Property," which term expressly excludes any toxic wastes or substances deemed hazardous under federal, regional, state or local laws). Borrower hereby expressly grants to Lender a present security interest in and lien and encumbrance upon said Fixtures and Personal Property.

          TO HAVE AND TO HOLD the foregoing Property and the rights hereby granted for the use and benefit of Lender, its successors and assigns forever;

          AND Borrower covenants and warrants with Lender that Borrower is indefeasibly seized of the Property and has good right, full power, and lawful authority to convey and encumber all of the same; that Borrower hereby fully warrants the title to the Property and will defend the same and the validity and priority of the lien and encumbrance of this Mortgage against the lawful claims of all persons whomsoever; and Borrower further warrants that the Property is free and clear of all liens and encumbrances of any kind, nature or description, except (with respect to said Real Property, Improvements and Appurtenances) for real property taxes for years subsequent to 2004 (which are not yet due and payable) and those matters set forth in the policy of title insurance insuring the first lien priority of this Mortgage;

         PROVIDED, however, that if Borrower shall pay unto Lender the indebtedness evidenced by the Note, and if Borrower shall duly, promptly and fully perform each and every one of the agreements, conditions and covenants of the Note, this Mortgage and all other Sale Documents, then this Mortgage and the estates and interests hereby granted and created shall cease, terminate and be null and void, and shall be discharged of record at the expense of Borrower, which expense Borrower agrees to pay;

         AND Borrower, for the benefit of Lender, and its successors and assigns, does hereby expressly covenant and agree:

         1.     Payment of Principal and Interest.  To pay the principal of the indebtedness evidenced by the Note, together with all interest thereon, in accordance with the terms of the Note, and to promptly and punctually pay all other sums required to be paid by Borrower pursuant to the Sale Documents.

        2.    Performance of Other Obligations. To perform, comply with and abide by each and every one of the covenants, agreements and conditions contained and set forth in the Sale Documents, to perform all of its obligations under any covenant, condition, restriction or agreement affecting the Property.

         3.     Preservation and Maintenance of Property; Accessibility; Hazardous Waste.

                 (A)  To keep all Improvements now existing or hereafter erected on the Real Property in good order and repair and not to do or permit waste, impairment or deterioration thereof, nor to alter, remove or demolish any of said Improvements or any Fixtures or Personal Property attached or appertaining thereto, without the prior written consent of Lender, nor to initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Property or any part thereof, nor to do or permit any other act whereby the Property shall become less valuable, be used for purposes contrary to applicable law or used in any manner which will increase the premium for or result in a termination or cancellation of the insurance policies required to be kept and maintained on the Property. In furtherance of, and not by way of limitation upon, the foregoing covenant, Borrower shall effect such repairs as Lender may reasonably require, and from time to time make all replacements so that the Improvements, Appurtenances, Fixtures and Personal Property will, at all times, be in good condition, fit and proper for the respective purposes for which they were originally erected or installed.

                 (B) To maintain the Property in full compliance with all applicable federal, state or municipal laws, ordinances, rules and regulations currently in existence or hereinafter enacted or rendered governing accessibility for the disabled or handicapped, including, but not limited to, The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, The Americans with Disabilities Act, and all regulations and guidelines promulgated under any of the foregoing, as the same may be amended from time to time (collectively the "Accessibility Laws"). Borrower agrees to indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against Lender arising, either directly or indirectly, out of any noncompliance of the Property with any Accessibility Laws or any claimed breach or violation thereof by Borrower or the Property, regardless of whether or not caused by, or within the control of, Borrower.

                 (C)  To keep the Property and ground water of the Property free of Hazardous Materials (as defined below). Borrower shall not and shall not knowingly permit any person to use, generate, manufacture, treat, recycle, store, release, threaten release, or dispose of Hazardous Materials in, on or about the Property or the ground water of the Property in violation of any federal, regional, state or local law, decision, statute, rule, ordinance or regulation currently in existence or hereinafter enacted or rendered. Borrower shall give Lender prompt written notice of any claim by any person, entity, or governmental agency that a significant release or disposal of Hazardous Materials has occurred in, on or under the Property in excess of legal or actionable limits. Borrower, through its professional engineers and at its cost, shall promptly and thoroughly investigate suspected Hazardous Materials contamination of the Property. Borrower shall forthwith remove, repair, clean up, and/or detoxify any Hazardous Materials found on the Property or in the ground water of the Property if such actions are required by Hazardous Materials Laws, and whether or not Borrower was responsible for the existence of the Hazardous Materials in, on or about the Property or the ground water of the Property. In addition, Borrower shall not incorporate any underground storage tanks into the Real Property.

                   "Hazardous Material(s)" for purposes of this Mortgage shall include but not be limited to all toxic or hazardous materials, chemicals, wastes, pollutants or similar substances, including, without limitation, Petroleum (as hereinafter defined), asbestos insulation and/or urea formaldehyde insulation, lead based paint, and polychlorinated biphenyls ("PCBS") which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, regulation, guidance or ordinance currently in existence or hereafter enacted or rendered or issued (hereinafter collectively referred to as  the "Hazardous Materials Laws") including, but not limited to, those materials or substances defined as "hazardous substances," "hazardous materials", "hazardous constituents", "toxic constituents", "hazardous air pollutants", "toxic substances" or "pollutants" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and applicable Oklahoma environmental statutes, including the Oklahoma Environmental Quality Act, 27A Ok. Stat. Ann. Sec. 1-1-101, et seq., Chapter 2 of Volume 27A, known as the Oklahoma Environmental Quality Code, 27A Ok. Stat. Ann. Sec. 2-1-101, et seq., including but not limited to the Oklahoma Clean Air Act, 27A Ok. Stat. Ann. Sec. 2-5-101, et seq., the Oklahoma Pollutant Discharge and Elimination System Act, 27A Ok. Stat. Ann. Sec. 2-6-201, the Oklahoma Hazardous Waste Management Act, 27A Ok. Stat. Ann. Sec. 2-7-101, et seq., and the Oklahoma Solid Waste Management Act, 27A Ok. Stat. Ann. Sec. 2-10-101, et seq.; the Conservation District Act, 27A Ok. Stat. Ann. Sec. 3-1-101, et seq., and the Oklahoma Emergency Response Act, 27A Ok. Stat. Ann. Sec. 2-10-101, et seq., and the federal and Oklahoma common law, and any and all administrative and judicial orders issued or entered pursuant to any of the foregoing laws, statutes, regulations, and/or ordinances insofar as pertaining to the environment. "Petroleum" for purposes of this Mortgage shall include, without limitation, oil or petroleum of any kind and in any form including but not limited to oil, petroleum, fuel oil, oil sludge, oil refuse, oil mixed with other waste, crude oil, gasoline, diesel fuel and kerosene, as well as the petroleum constituents known as "diesel range organics" ("DRO"), or "gasoline range organics" ("GRO" or benzene, toluene, ethyl benzene, or xylene, or "BTEX").

        Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Lender for, with respect to, or as a direct or indirect result of, the presence in, on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Property of any Hazardous Materials (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Hazardous Waste Laws), regardless of the source of origination and whether or not caused by, or within the control of, Borrower.

        (D)  Lender shall have the right and shall be permitted, but shall not be required, at all reasonable times, to enter upon and inspect the Property to insure compliance with the foregoing covenants and any and all other covenants, agreements and conditions set forth in this Mortgage.

     4.    Payment of Taxes, Assessments and Other Charges. To pay all taxes, assessments and other charges levied or assessed upon or against the Property, when the same shall become due and payable according to law, before the same become delinquent, and before any interest or penalty shall attach thereto, and to deliver receipts evidencing the payment of the same to Lender not later than thirty (30) days prior to the delinquency. Borrower shall have the right to contest, in good faith, the proposed assessment of ad valorem taxes or special assessments by governmental authorities having jurisdiction over the Property; provided, however, Borrower shall give written notice thereof to Lender and Lender may, in its sole discretion, require Borrower to post a bond or other collateral satisfactory to Lender in connection with any such action by Borrower.

     5.   Payment of Liens, Charges and Encumbrances. To immediately pay and discharge from time to time when the same shall become due all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien, charge or encumbrance upon the Property or any part thereof. Borrower shall have the right to contest, in good faith, and in accordance with applicable laws and procedures, mechanics' and materialmen's liens filed against the Property; provided however, that Borrower shall give written notice thereof to Lender, and Lender may, in its sole discretion, require Borrower to post a bond or other collateral satisfactory to Lender in connection with any such action by Borrower.

     6.   Payment of Junior Encumbrances.  To permit no default or delinquency under any other lien, imposition, charge or encumbrance against the Property, even though junior and inferior to the lien of this Mortgage; provided however, the foregoing shall not be construed to permit any other lien or encumbrance against the Property.

     7.   Payment of Mortgage Taxes.  To pay any and all taxes which may be levied or assessed directly or indirectly upon the Note and/or this Mortgage (except for income taxes payable by Lender) or the debt secured hereby, including the Oklahoma Mortgage Registration Tax, without regard to any law which may be hereafter enacted imposing payment of the whole or any part thereof upon Lender. Upon violation of this agreement to pay such taxes levied or assessed upon the Note and/or this Mortgage, or upon the rendering by any court of competent jurisdiction of a decision that such an agreement by Borrower is legally inoperative, or if any court of competent jurisdiction shall render a decision that the rate of said tax when added to the rate of interest provided for in the Note exceeds the then maximum rate of interest allowed by law, then, and in any such event, the debt hereby secured shall, at the option of Lender, become immediately due and payable, anything contained in this Mortgage or in the Note secured hereby notwithstanding. The additional amounts which may become due and payable hereunder shall become part of the debt secured by this Mortgage.

      8.   Required Insurance.  To continuously, during the term of this Mortgage, deposit and maintain with the Lender original policies of insurance, premiums prepaid, with Mortgagee clause in favor of the Lender (a copy of such policies or alternative evidence of insurance wholly acceptable to Lender to be provided to Lender not later than thirty (30) days prior to the expiration of any existing insurance policies) and issued by companies authorized to do business in Oklahoma and with a "Best's (Insurance) Key Rating Guide" rating of no lower than "A VII" and otherwise satisfactory to the Lender insuring against such risks as shall be required by the Lender, including but not limited to the following:

            (A) All risks/full replacement coverage for loss or damage by fire, lightning, windstorm, hail, explosion, riot attending a strike, civil commotions, aircraft, vehicles, smoke, hazards, casualties and other contingencies customarily covered by "all risks" insurance including vandalism and malicious mischief, broad form boiler and machinery insurance on all equipment and objects customarily covered by such insurance, coverage for debris removal and sprinkler insurance; in an amount equal to one hundred percent (100%) of the full replacement value of all Improvements on the Property, together with an ordinance-and-law endorsement, and a waiver of subrogation endorsement and, with co-insurance clause, if any, only as acceptable to the Lender (and, if required by Lender, an agreed amount endorsement). Such insurance policies shall contain acceptable standard mortgagee and loss payee clauses in favor of Lender and any other party designated by Lender as their interests may appear and provide a thirty (30) day notice of cancellation to Lender; and

            (B)  Commercial general public liability and property damage insurance applicable to the Property covering the legal liability of the Borrower against claims for bodily injury or death or property damage occurring on, in or about the Property in an aggregate amount of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) and ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) per occurrence and approved from time-to-time by the Lender, which insurance shall provide coverage to the Lender as an additional insured; and

            (C)  Flood and mudslide insurance in an amount equal to the lesser of (i) the amount required for one hundred percent (100%) of the full replacement value of all Improvements, with co-insurance clause, if any, only as acceptable to the Lender, or (ii) the maximum limit of coverage available with respect to the Property under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1978 or the National Flood Insurance Reform Act of 1994, as each may be amended, with standard mortgagee and loss payee clauses acceptable to Lender; provided that such Flood and Mudslide Insurance shall not be required so long as the Borrower provides the Lender with evidence satisfactory to the Lender in its sole discretion that the Property remains situated outside of an area identified by the Secretary of Housing and Urban Development or any other governmental department, agency, bureau, board, or instrumentality as an area having special flood or mudslide hazard; and

             (D)  Business income or business interruption insurance coverage insuring against any loss of income resulting from damage or destruction from insurable perils in an amount equal to twelve (12) months principal and interest payments under the Note, which insurance shall name Lender as loss payee, with provisions for co-insurance only as approved by Lender, and if approved, with an agreed amount endorsement; and

             (E)  During the making of any alterations or improvements to the Property, Borrower will maintain and provide proof of coverage to Lender (which shall name Lender as loss payee): (i) owner's contingent liability insurance covering claims not covered by the general comprehensive insurance referred to above, and (ii) worker's compensation insurance covering all persons engaged in making such alterations or improvements; and

             (F)  Such other insurance or endorsements, and in such amounts, as may from time to time be reasonably required by Lender and standard for properties of similar type and location.

In the case of Borrower's failure to keep the Property so insured, Lender its successors or assigns may, at its option (but shall not be required to) obtain such insurance at Borrower's expense. All such coverage shall name Lender as Mortgagee, loss payee and/or additional insured as appropriate.

      9.  Proceeds of Insurance. In the event of loss by reason of hazards, casualties, contingencies and perils for which insurance has been required by Lender hereunder, Borrower shall give immediate notice thereof to Lender, and Lender is hereby irrevocably appointed as attorney-in-fact coupled with an interest, for Lender to, at its option, make proof of loss if not made promptly by Borrower, and each insurance company concerned is hereby notified, authorized and directed to make payment for such loss directly to Lender, instead of to Borrower and Lender jointly, and Borrower hereby authorizes Lender to adjust and compromise any losses for which insurance proceeds are payable under any of the aforesaid insurance policies and, after deducting the costs of collection, to apply the proceeds of such insurance, at its option, as follows: (a) to the restoration or repair of the insured Improvements, Fixtures and Personal Property, provided that the conditions set forth below are satisfied and, in the opinion and sole discretion of Lender, such restoration or repair is reasonably practical and, provided further, that, in the opinion and sole discretion of Lender, either: (i) the insurance proceeds so collected are sufficient to cover the cost of such restoration of the damage or destruction, or (ii) the insurance proceeds so collected are not sufficient alone to cover the cost of such restoration, but are sufficient therefor when taken together with funds provided and made available by Borrower from other sources; in which event Lender shall make such insurance proceeds available to Borrower for the purpose of effecting such restoration or repair; but Lender shall not be obligated to see to the proper application of such insurance proceeds, nor shall the amount of funds so released or used be deemed to be payment of or on account of the indebtedness secured hereby, or (b) if the conditions set forth in (a) are not satisfied, to the reduction of the indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness is otherwise adequately secured, in which event such proceeds shall be applied against the indebtedness secured hereby and the payments due on account of such indebtedness shall be reduced accordingly. None of such actions taken by Lender shall be deemed to be or result in a waiver or impairment of any lien or right of Lender under this Mortgage, nor will the application of such insurance proceeds to the reduction of the indebtedness serve to cure any default in the payment thereof. In the event of foreclosure of this Mortgage or other transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of Borrower in and to any insurance policies then in force including any rights to unearned premiums and in and to insurance proceeds then payable shall pass to the purchaser or grantee.

      Lender's agreement to make insurance proceeds available under (a) above is subject to satisfaction of the following terms and conditions at the time of each disbursement contemplated hereby:

        (A) Borrower shall not be in default under any of the terms, covenants and conditions of any of the Sale Documents;

        (B) To the extent required by Lender, the plans and specifications for the restoration of the Property shall be approved in writing by Lender;

        (C) If required by Lender, Borrower shall provide suitable completion, payment and performance bonds and builders' all risk insurance for such restoration in form and amount acceptable to Lender;

        (D)  The insurers under applicable policies of fire or other casualty insurance do not assert any defense to payment under such policies against Lender or Borrower;

         (E)  The funds held by Lender shall be disbursed no more often than once per month. Lender's obligation to make any disbursement shall be conditioned upon Lender's receipt of written certification from Lender's inspecting architect/engineer (whose fees shall be paid by Borrower) that all construction and work for which such disbursement is requested has been completed in accordance with the approved plans and specifications and all applicable building codes, zoning ordinances and all other applicable federal, state or local laws, ordinances or regulations;

         (F)  Lender shall be entitled to require and to impose such other conditions to the release of such funds as would be customarily or reasonably required and imposed by local construction lenders for a project of similar nature and cost.

Lender shall have the option, upon the completion of such restoration of the Property, to apply any surplus insurance proceeds remaining after the completion of such restoration to the reduction of the outstanding principal balance of the Note; notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness may otherwise be adequately secured;

    10. Compliance With Laws. To observe all statutes, ordinances, laws, orders, requirements or decrees relating to the Property enacted, promulgated or issued by any federal, state, county or local governmental authority or any agency or subdivision thereof having jurisdiction over Borrower or the Property, and to observe all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning, variances, special exceptions and nonconforming uses), privileges, franchises and concessions which are applicable to the Property or which have been granted to or contracted for by Borrower in connection with any existing, presently contemplated or future use of the Property.

    11.  Maintenance of Permits. To obtain, keep and constantly maintain in full force and effect during the entire term of this Mortgage, all certificates, licenses and permits necessary to keep the Property operating as a quarry and, except as specifically provided for in this Mortgage, not to assign, transfer or in any manner change such certificates, licenses or permits without first receiving the written consent of Lender. Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a limited liability company under the laws of the state of its formation and its right to own property and transact business in the State of Oklahoma.

    12.  Execution of Additional Documents. To do, execute, acknowledge and deliver all and every such further conveyances, mortgages, assignments, notices of assignments, transfers, assurances and other instruments, including security agreements and financing statements, as Lender shall from time to time reasonably require for the purpose of carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and to pay all filing, registration or recording fees and all taxes, costs and other expenses, including Reasonable Attorneys' Fees incident to the preparation, execution, acknowledgment, delivery and recordation of any of the same.

     13.  After-Acquired Property Secured. All assets hereafter acquired by Borrower and falling within the description of the Property shall become subject to the lien of this Mortgage as fully and completely and with the same effect as though now owned by Borrower and specifically described herein.

    14.  Payments by Lender on Behalf of Borrower. Should Borrower fail to make payment of any obligation required to be paid by Borrower, Lender, at its sole option, but without any obligation to do so, may make payment or payments of the same and also may redeem the Property from tax sale without any obligation to inquire into the validity of such taxes, assessments and tax sales. In the case of any such payment by Lender, Borrower agrees to reimburse Lender, upon demand therefor, the amount of such payment and of any fees and expenses attendant in making the same, and such amounts shall be added to and become part of the debt secured hereby. Neither the right nor the exercise of the right herein granted unto Lender to make any such payments as aforesaid shall preclude Lender from exercising its option to cause the whole indebtedness secured hereby to become immediately due and payable by reason of Borrower's default in making such payments as hereinabove required.

    15.  Condemnation; Eminent Domain. All awards and other compensation made to Borrower in any taking by eminent domain or recovery for inverse condemnation, either permanent or temporary, of all or any part of the Property, including severance and consequential damages, are hereby assigned to Lender, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, and authorizes, directs and empowers such attorney, at the option of said attorney, on behalf of Borrower, to adjust or compromise the claim for any such award, to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor and, after deducting any expenses of collection, at its sole option:

               (i)  To apply the net proceeds as a credit upon the indebtedness secured hereby notwithstanding the fact that the amount owing thereon may not then be due and payable or that the indebtedness is otherwise adequately secured. In the event Lender applies such awards to the reduction of the outstanding indebtedness evidenced by the Note, the installments due and payable under the Note shall be reduced accordingly; however no such application shall serve to cure an existing default in the payment of the Note; or

               (ii)  To hold said proceeds without any allowance of interest and make the same available for restoration or rebuilding of the Improvements. In the event that Lender elects to make said proceeds available to reimburse Borrower for the cost of the restoration or rebuilding of Improvements on the Property, such proceeds shall be made available in the manner and under the conditions that Lender may require as provided under Paragraph 9 hereof. If the proceeds are made available by Lender to reimburse Borrower for the cost of said restoration or rebuilding, any surplus which may remain out of said award after payment of such costs of restoration or rebuilding shall be applied on account of the indebtedness secured hereby, notwithstanding the fact that the amount due and owing thereon may not then be due and payable or that said indebtedness may otherwise be adequately secured.

   Borrower further covenants and agrees to give Lender immediate notice of the actual or threatened commencement of any proceedings under eminent domain and to deliver to Lender copies of any and all papers served in connection with any proceedings.

    16.  Costs of Collection. In the event that the Note secured hereby is placed in the hands of an attorney for collection, or in the event that Lender shall become a party either as plaintiff or as defendant, in any action, suit, appeal or legal proceeding (including, without limitation, foreclosure, condemnation, bankruptcy or administrative proceedings or any proceeding wherein proof of claim is by law required to be filed), hearing, motion or application before any court or administrative body in relation to the Property, Borrower shall hold Lender harmless from and against any and all costs and expenses incurred by Lender on account thereof, including, but not limited to, Reasonable Attorneys' Fees, title searches and abstract and survey charges, and Borrower shall repay, on demand, all such costs and expenses, and all of such sums shall be added to and become a part of the indebtedness secured hereby.

     17.  Default Rate. Any sums not paid when due, whether maturing by lapse of time or by reason of acceleration under the provisions of the Note or this Mortgage, and whether principal, interest or money otherwise owing pursuant to the terms of this Mortgage or any of the other Sale Documents, shall bear interest until paid at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Oklahoma or, if controlling, the laws of the United States, or (ii) the rate of 18% per annum (the "Default Rate"), all of which sums shall be added to and become a part of the indebtedness secured hereby.

     18.  Savings Clause; Severability. Notwithstanding any provisions in the Note or in this Mortgage to the contrary, the total liability for payments in the nature of interest shall not exceed the limits imposed by the laws of the State of Oklahoma or, if controlling, the United States of America relating to maximum allowable charges of interest. Lender shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced by the Note, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law. In the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced by the Note. If the unpaid principal balance of such indebtedness has been paid in full, any remaining excess shall be forthwith paid to Borrower. If any clauses or provisions herein contained shall operate or would prospectively operate to invalidate this Mortgage, then such clauses or provisions only shall be of no effect, and the remainder of this Mortgage shall remain operative and in full force and effect.

    19. Bankruptcy, Reorganization or Assignment. It shall be a default hereunder if Borrower or Guarantor shall: (a) elect to dissolve and liquidate its business organization and windup its business affairs without receiving the prior written approval of Lender, or (b) consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, or (c) be adjudicated as bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, or (d) make a general assignment for the benefit of creditors, or (e) file a petition under or take advantage of any insolvency law, or (f) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to cause the dismissal of such petition within sixty (60) days after the filing of said petition, or (g) take action for the purpose of effecting any of the foregoing, or (h) if any order, judgment or decree shall be entered upon an application of a creditor by a court of competent jurisdiction approving a petition seeking appointment of a receiver or trustee of all or a substantial part of its assets and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

     20.  Time is of the Essence; Defaults; Remedies. Time is of the essence in connection with all obligations of Borrower herein and in all Sale Documents.

     Borrower shall be in default in the event of any Monetary Default, Non-Monetary Default or Incurable Default, as such items are defined below. As used herein, the term "Monetary Default" shall mean any default in any of Borrower's obligations under the Sale Documents which can be cured by the payment of money such as, but not limited to, the payment of principal and interest due under the Note and the payment of taxes, assessments and insurance premiums when due as provided in this Mortgage. As used herein, the term "Incurable Default" shall mean (i) any voluntary or involuntary sale, assignment, leasing, mortgaging, encumbering or transfer in violation of the covenants contained herein; or (ii) if Borrower or Guarantor should make an assignment for the benefit of creditors, or be the subject of any of the events specified in section 19 above. As used herein, the term "Non-Monetary Default" shall mean any default in any of Borrower's obligations under the Sale Documents which is not a Monetary Default or an Incurable Default.

     Upon the occurrence of any of the foregoing defaults the Lender shall have the following rights and remedies:

                (i)   The whole of the indebtedness hereby secured shall, at the election of the Lender, become immediately due and payable without further notice or demand which is hereby expressly waived, and the Lender, at its option, will be entitled to foreclose this Mortgage by judicial foreclosure proceedings as provided under Oklahoma law. In the event the Lender elects to have the Property sold by judicial foreclosure proceedings.

                 (ii)  The Lender shall have the immediate and continuing right to appointment of a receiver for the Property as provided by law (currently Title 12, Okla. Stat. (2001), Section 1551, et seq., as amended), and Borrower specifically consents and agrees to appointment of a receiver for the Property after any default hereunder.

                 (iii)  The Lender may sell the Property without judicial foreclosure, pursuant to the Oklahoma Power of Sale Mortgage Foreclosure Act, 46 O.S. Section 40 et seq., and any acts amendatory thereto, which power of sale is hereby conferred upon Lender to sell the Property at public sale after giving the Borrower notice at the last known address of the Borrower as required by such Act. If the breach is not cured on or before the date specified in the notice (which date shall be as required by the Act), Lender at Lender's option may declare all of the sums secured by this Mortgage to be immediately due and payable without further demand and may invoke the POWER OF SALE hereby granted and any other remedies permitted by applicable law.

                 (iv)  In addition thereto, the Lender, at its sole discretion, may have all or any part of the personal property covered hereby and sold together with such Real Property as an entirety at any foreclosure sale, or the Lender, at its option, may proceed solely or separately against the personal property or any part thereof and have the same sold separately as provided by the Uniform Commercial Code of the State of Oklahoma, either in one parcel or in such parcels, manner or order as the Lender, in its sole discretion, may elect; the Lender shall have the right to take immediate and exclusive possession of the personal property or any part thereof and for that purpose may, with or without judicial process, enter upon any premises on which the Personal property or any part thereof may be situated and remove the same therefrom; the Lender shall be entitled to hold, maintain, preserve and prepare the personal property for sale until disposed of, or may propose to retain the personal property subject to Borrower's right of redemption in partial or total satisfaction of the Borrower's obligations as provided in the Uniform Commercial Code of the State of Oklahoma; Lender without removal may render the personal property unusable and dispose of the personal property on the Real Property; Lender may require the Borrower to assemble the personal property and make it available to Lender for its possession at a place to be designated by Lender which is reasonably convenient to both parties; unless the personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower at least ten (10) days notice of the time and place of any public sale of any Personal property or of the time after which any private sale or other intended dispositions thereof is to be made, by United States certified mail, postage prepaid, addressed to the Borrower at the address provided in this Mortgage, which provisions for notice the Borrower and Lender agree are reasonable; Lender may buy at any public sale and if the personal property is of a type which is subject to widely distributed standard price quotations, Lender may buy at private sale; and further, the Lender shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code of the State of Oklahoma.  The Lender shall be entitled to exercise any and all other rights and remedies available by applicable laws and judicial decisions.

        (v) In the event the Lender shall elect to selectively and successfully enforce its rights under this Mortgage or any other documents or instruments securing payment of the indebtedness, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security interest securing the obligations described herein until such time as all such obligations shall have been fully performed. The foreclosure of any lien provided pursuant to this Mortgage without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which the Lender might obtain as a result of such selective and successive foreclosure.

       (vi)  In any proceeding following default Lender shall be entitled to collect the indebtedness secured hereby, all sums advanced by Lender with respect to the Property and all reasonable costs and expenses incurred in enforcing this Mortgage, with interest on all such amounts at the Default Rate from the time such amounts are due to Lender until paid in full. Lender's costs and expenses shall include, but shall not be limited to, Reasonable Attorneys Fees, expenses for title examination, title insurance or other disbursements relating to the Property, including, but not limited to all expenses of retaking, holding, storage, mailing expenses, preparation for sale, selling and the like, which sums shall be secured hereby and be deemed a part of the indebtedness.

In case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Lender in its sole discretion may elect.

In the event of any foreclosure, appraisement of the Property is waived, at the option of Lender, which option may be exercised at any time prior to entry of an order of sale in foreclosure.

      21.  Protection of Lender's Security. At any time after default hereunder Lender is authorized, without notice and in its sole discretion, to enter upon and take possession of the Property or any part thereof and to perform any acts which Lender deems necessary or proper to conserve the security herein intended to be provided by the Property, to operate any business or businesses conducted thereon and to collect and receive all rents, issues and profits thereof and therefrom, including those past due as well as those accruing thereafter.

      22.  Rights and Remedies Cumulative; Forbearance Not a Waiver. The rights and remedies herein provided are cumulative and Lender, as the holder of the Note and of every other obligation secured hereby, may recover judgment thereon, issue execution therefor and resort to every other right or remedy available at law or in equity, without first exhausting any right or remedy available to Lender and without affecting or impairing the security of any right or remedy afforded hereby, and no enumeration of special rights or powers by any provisions hereof shall be construed to limit any grant of general rights or powers, or to take away or limit any and all rights granted to or vested in Lender by law, and Borrower further agrees that no delay or omission on the part of Lender to exercise any rights or powers accruing to it hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every right, power and remedy granted herein or by law to Lender may be exercised from time to time as often as may be deemed expedient by Lender.

     23.  Modification Not a Waiver. In the event Lender: (a) releases, as aforesaid, any part of the security described herein or any person or entity liable for any indebtedness secured hereby, or (b) grants an extension of time for the payment of the Note, or (c) takes other or additional security for the payment of the Note, or (d) waives or fails to exercise any rights granted herein or in the Note, or any other Sale Document, any said act or omission shall not release Borrower, subsequent purchasers of the Property or any part thereof, or makers, sureties, endorsers or guarantors from any obligation or any covenant of this Mortgage, the Note or of any of the other Sale Documents, affect the priority of this Mortgage or preclude Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made, or any subsequent default.

     24.  Transfer, Lease or Encumbrance of Property or Interest in Borrower. Any sale, transfer, conveyance, lease, mortgage or creation of any lien or encumbrance on all or any portion of the Property (excluding only disposition of obsolete personal property and sale of inventory in the ordinary course of business) or the transfer, assignment or conveyance of any interest in Borrower, whether voluntarily or by operation of law, without the prior written consent of Lender, shall constitute a default under the terms of this Mortgage and entitle Lender, at its sole option, to accelerate all sums due on the Note and other amounts secured hereby.

      25. Conveyance of Mineral Rights Prohibited. Borrower agrees that the making of any oil, gas or mineral lease or the sale or conveyance of any mineral interest or right to explore for minerals under, through or upon the Property would impair the value of the Property and that Borrower shall have no right, power or authority to lease the Property, or any part thereof, for oil, gas or other mineral purposes, or to grant, assign or convey any mineral interest of any nature, or the right to explore for oil, gas and other minerals, without first obtaining Lender's express written permission therefor.

       26. Estoppel Certification by Borrower. Borrower, upon request of Lender therefor shall certify in writing to Lender (or any party designated by Lender) in form satisfactory to Lender the amount of principal and interest then outstanding under the terms of the Note and any other sums owing on account of this Mortgage or the other Sale Documents, and whether any offsets or defenses exist against the Mortgage debt. Such certification shall be made by Borrower within ten (10) days of Lender's request.

      27.  Alteration, Removal and Change in Use of Property Prohibited. Borrower covenants and agrees to permit or suffer none of the following without the prior written consent of Lender:

            (A) Any structural alteration of, or addition to, the Improvements now or hereafter situated upon the Real Property or the addition of any new buildings or other structure(s) thereto, other than the erection or removal of non-load bearing interior walls; or

            (B) Except as otherwise expressly permitted herein, the removal of the Property, except that the renewal, replacement or substitution of fixtures, equipment, machinery, apparatus and articles of personal property (replacement or substituted items must be of like or better quality than the removed items in their original condition) encumbered hereby may be made in the normal course of business; or

            (C) The use of any of the Improvements now or hereafter situated on the Real Property for any purpose other than as a quarry.

     28.  Effect of Security Agreement. Borrower does hereby grant and this Mortgage is and shall be deemed to create a mortgage of, a lien and encumbrance upon, and a present security interest in both real and personal property, including all improvements, goods, chattels, furniture, furnishings, fixtures, equipment, apparatus, appliances and other items of tangible or intangible personal property, hereinabove particularly or generally described and conveyed, whether now or hereafter affixed to, located upon, necessary for or used or useful, either directly or indirectly, in connection with the operation of the Property, and this Mortgage shall also serve as a "security agreement" within the meaning of that term as used in the Uniform Commercial Code as adopted and in force from time to time in the State of Oklahoma, and shall be operative and effective as a security agreement in addition to, and not in substitution for, any other security agreement executed by Borrower in connection with the Sale Documents. Borrower authorizes Lender to file, in form and content satisfactory to Lender, such financing statements, descriptions of property and such further assurances as Lender, in its sole discretion, may from time to time consider necessary to create, perfect, continue and preserve the lien and encumbrances hereof and the security interest granted herein upon and in such real and personal property and fixtures described herein. Upon the occurrence of a default hereunder or Borrower's breach of any other covenants or agreements between the parties entered into in conjunction herewith, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, the remedies provided for in this Mortgage.

     29. Successors and Assigns; Terminology. The provisions hereof shall be binding upon Borrower, and the successors and assigns of Borrower, and shall inure to the benefit of Lender, its successors and assigns. As used herein, the phrase "Reasonable Attorneys' Fees" shall mean fees charged by attorneys selected by Lender based upon such attorneys' then prevailing hourly rates, which rates shall be commensurate with rates charged by attorneys in the State of Oklahoma with comparable experience and expertise, as opposed to any statutory presumption specified by any statute then in effect in the State of Oklahoma.

      30.  Notices. All notices, requests and other communications required or permitted hereunder shall be in writing, signed by the party giving or making the same, and shall be sent hand-delivered, effective upon receipt, sent by United States Express Mail or by a nationally recognized overnight courier, effective upon receipt, or sent by United States registered or certified mail, postage prepaid, with return receipt requested, deemed effective on the earlier of the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, addressed to the party intended to receive the same at the address set forth below (or at such other address as shall be given in writing by any party to another):

To Borrower:
AR Quarry Acquisition, LLC
c/o IMEX International, Inc.
1519 Woodyard Road
Elberton, Georgia 30365
Attention: Massoud Besharat

To Lender:
Rock of Ages Corporation
369 North State Street
Concord, New Hampshire 03301
Attention: Michael B. Tule, Vice President

     31.  Governing Law. This Mortgage is to be governed by and construed in accordance with the laws of the State of Oklahoma and, if controlling, by the laws of the United States.

     32.  Modifications. This Mortgage cannot be changed, altered, amended or modified except by an agreement in writing, executed by both Borrower and Lender.

     33.  Captions.  The captions set forth at the beginning of the paragraphs of this Mortgage are for convenience only and shall not be used to interpret or construe the provisions of this Mortgage.

      IN WITNESS WHEREOF, Borrower has caused these presents to be executed as of the day and year first above written.

AR QUARRY ACQUISITION, LLC, a Georgia limited liability company By: Name: Title: "Borrower"

STATE OF GEORGIA
COUNTY OF ELBERT

The foregoing instrument was acknowledged before me this 9th day of November, 2004, by __________________________, as ____________________ of AR Quarry Acquisition, LLC, a Georgia limited liability company.

(NOTARY SEAL)

Notary Public Signature

(Name typed, printed or stamped)

Notary Public

Commission No.:

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

The South Half of the Northeast Quarter of the Southeast Quarter AND the North Half of the Southeast Quarter of the Southeast Quarter AND the South Half of the South Half of the North Half of the Northeast Quarter of the Southeast Quarter of Section 30, Township 2 South, Range 5 East of the Indian Base and Meridian, Johnston County, State of Oklahoma.

SCHEDULE 4

Allocation of Purchase Price

Land and Mineral Rights	$400,000
Equipment and Vehicles	$350,000

Total	$750,000

EXHIBIT D

Bill of Sale

STATE OF OKLAHOMA	)

	)	BILL OF SALE

COUNTY OF JOHNSTON	)

     KNOW ALL MEN BY THESE PRESENTS, that Autumn Rose Quarry, Inc. ("Seller"), in consideration of the sum of SEVEN HUNDRED FIFTY THOUSAND ($750,000) DOLLARS AND OTHER VALUABLE CONSIDERATION, does hereby grant, bargain, sell and deliver unto AR QUARRY ACQUISITION, LLC, ("Buyer") the following described property, to wit:

        All personal property, machinery, equipment and block inventory located at Seller's Autumn Rose Quarry located in Johnston County, Oklahoma as further described on Exhibit A attached hereto. Said personal property, machinery, equipment and block inventory are delivered to Buyer by Seller "As Is" and "Where Is" with no representations or warranties.

       Buyer further agrees and understands that Seller makes no warranties as to the accuracy of Exhibit A attached hereto and that Buyer has had a full and fair opportunity to inspect the fixtures, personal property and equipment located at the quarry properties.

     IN WITNESS WHEREOF, the undersigned have each caused this Bill of Sale to be executed this 9th day of November, 2004.

SELLER:

Autumn Rose Quarry, Inc.

By:

Kurt M. Swenson, Chairman/CEO

ATTEST:

Signed, sealed and delivered in the
presence of:

________________________________

________________________________
Notary Public, State of New Hampshire

My commission expires:____________

ACCEPTED:

BUYER:

AR QUARRY ACQUISITION, LLC

By:

Massoud Besharat, President

ATTEST:

Signed, sealed and delivered in the
presence of:

________________________________

________________________________
Notary Public, State of Oklahoma

My commission expires:____________

EXHIBIT A

AUTUMN ROSE QUARRY

ASSET LIST

Quantity	Item	Serial Number

4	Derrick
1	Automatic Burner
2	Hand Held Burner
1	Compressor 650
2	Compressor 1250
1	40 Ton International Payhauler
1	Gas Tank
2	Diesel Tank
5	Two-way Radios & Charger
1	Track Drill
2	Dog House
1	Power Magazine
Air Tools & Hoses
1	Water Pump
Ladders & Safety Lines
2	Grout Pans
1	Galvanometer
1	Cattle Guard
Electrical & Disconnects
2	Gardner Denver S-83 Drill
1	Manitowoc Crane	4544
1	Hammer Drill
1	Drill & Fittings
1	Drill
2	Jackhammers
1	Assembly for Rock Drill
1	Rock Drill
1	Lifthold Drill
1	24' Lance & Accessories
1	CAT 426B Backhoe Loader	6KL01964
1	CAT D8H	46A31661
1	CAT 773A	63G1361
1	1998 Chevy S-14 Pickup Truck	1GCCS19X8W8218663
1	1992 Chevy S-14 Pickup Truck	1GCCT14Z0N2139205

1	1984 Gardner Denver 800 CFM Compressor
1	225 Welder	9422-206

SCHEDULE 10.a

Encumbrances and Other Matters

 Please see attached Title Insurance Policy.

EXHIBIT 10.2

AMENDMENT, CONSENT AND RELEASE

November 9, 2004

Rock of Ages Corporation 772 Graniteville Road Graniteville, Vermont 05654 Attention: Chief Executive Officer

Gentlemen:

     We refer to the Financing Agreement, dated as of December 17, 1997, by and among Rock of Ages Corporation ("Rock"), Rock of Ages Kentucky Cemeteries, LLC ("Kentucky"), Autumn Rose Quarries, Inc. ("Autumn Rose"), Carolina Quarries, Inc. ("Carolina"), Pennsylvania Granite Corp. ("Pennsylvania"), Keith Monument Company LLC ("Keith"), Rock of Ages Memorials Inc. ("Memorials"), Sioux Falls Monument Co. ("Sioux Falls;" Rock, Kentucky, Autumn Rose, Carolina, Pennsylvania, Keith, Memorials and Sioux Falls each a "Company" and collectively the "Companies"), The CIT Group/Business Credit, Inc. ("CIT") and the other financial institutions from time to time parties thereto, as lenders (the "Lenders"), and CIT as agent for the Lenders (in such capacity, the "Agent") as such agreement has been or may be amended, renewed, restated or otherwise modified from time to time (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the meanings set forth therein unless otherwise specifically defined herein.

CONSENT AND RELEASE

     You have advised us that Rock and Autumn Rose, a wholly owned subsidiary of Rock (Rock together with Autumn Rose, collectively referred to herein as the "Sellers") have entered or are entering into that certain Purchase and Sale Agreement dated as of November 9, 2004 (herein the "Sales Agreement"), by and among Sellers, IMEX International, Inc. ("IMEX") and AR Quarry Acquisition, LLC, as purchaser (the "Purchaser") pursuant to which the Sellers have agreed to sell and the Purchaser has agreed to purchase certain assets as described more fully in Exhibit A annexed hereto (herein the "Assets"), for a purchase price in the amount of Seven Hundred and Fifty Thousand Dollars ($750,000) (the "Purchase Price"), pursuant to a promissory note made by Purchaser and payable to Rock, in the amount of Six Hundred Thousand Dollars ($600,000) (the "Promissory Note") and payable in accordance with the Supply Agreement by and among Rock, the Purchaser and IMEX dated as of November 9, 2004 (the "Supply Agreement"). The payment of the Purchase Price shall be secured by a first (and only) mortgage on the Assets pursuant to that certain Mortgage and Security Agreement made by Purchaser in favor of Rock, dated as of November 9, 2004 (the "Mortgage").

     This letter is to confirm our consent to the sale of the Assets pursuant to the Sales Agreement, and to confirm our agreement to the release of our lien on the Assets, provided that:

          1.  Rock shall execute and deliver to the Agent, for the benefit of the Lenders, as additional collateral for the Obligations: (a) a Promissory Note Pledge Agreement substantially in the form of Exhibit B hereto pledging to the Agent the Promissory Note and (b) an Assignment Agreement substantially in the form of Exhibit C hereto assigning all of Rock's rights under the Supply Agreement and the Mortgage to the Agent, along with such other documents and instruments as may be necessary or advisable to reflect such assignment in the real estate records or other records of the relevant jurisdiction, and an endorsement satisfactory to the Agent to the title insurance policy relating to the real estate covered by the Mortgage naming the Agent as an additional insured.

          2.  The Agent shall have received the executed original Promissory Note, together with an allonge executed by Rock, endorsing the Promissory Note in favor of the Agent.

          3.  The sale of the Assets shall be consummated substantially in accordance with the terms and provisions of the Sales Agreement, which shall not be amended or modified in any material respect having an impact on the Assets or Purchase Price without our prior written consent.

          4.  Any portion of the total Purchase Price to be paid in cash pursuant to the Sales Agreement, the Promissory Note, the Supply Agreement, the Mortgage, or the pledge agreements and assignment agreements relating thereto shall be paid to the Agent directly, by wire transfer of immediately available funds, and be applied by the Agent to your Revolving Loan Account.

     Upon your fulfilling the above conditions to our satisfaction, we will execute and deliver, subject to an escrow letter (attached hereto as Exhibit D), a letter (in the form annexed hereto as Exhibit E) releasing our liens upon and security interest in the sold Assets. Our lien upon the proceeds of said sale to be received by you shall continue notwithstanding this letter.

AMENDMENT

     Effective immediately upon consummation of the sale of the Assets, Autumn Rose shall cease to have any rights under the Financing Agreement, but shall continue to have all of the obligations of a Company thereunder until Autumn Rose is dissolved.

--------------------------------------------------------------------------------------

     The consents and waivers of the Agent set forth in this letter are granted to the Companies in this particular instance in light of the facts and circumstances that presently exist, and the Agent's grant of these consents and waivers shall not constitute a course of dealing or a waiver of the Agent's rights to withhold consent for any similar request in the future.

     You agree to reimburse us for any reasonable Out-of-Pocket Expenses incurred by us in connection with this Amendment, Consent and Release. All such amounts may, at our option, be charged to your Collective Loan Account under the Financing Agreement.

     This Amendment, Consent and Release shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     No other change in or waiver of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement, would you kindly so indicate by signing and returning the enclosed copy of this letter.

THE CIT GROUP/BUSINESS CREDIT, INC. as Agent

By:
Name: Nick Malatestinic Title: Vice President and Team Leader

Accepted and agreed to as of the date above first written:

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
AUTUMN ROSE QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By:

Name:  Kurt M. Swenson
Title:    Chairman and Chief Executive Officer
           of each of the above Companies

Signature Page to Amendment, Consent and Release

EXHIBIT A

Description of Assets and Real Estate

ASSET LIST

Quantity	Item	Serial Number
4	Derrick
1	Automatic Burner
2	Hand Held Burner
1	Compressor 650
2	Compressor 1250
1	40 Ton International Payhauler
1	Gas Tank
2	Diesel Tank
5	Two-way Radios & Charger
1	Track Drill
2	Dog House
1	Power Magazine
Air Tools & Hoses
1	Water Pump
Ladders & Safety Lines
2	Grout Pans
1	Galvanometer
1	Cattle Guard
Electrical & Disconnects
2	Gardner Denver S-83 Drill
1	Manitowoc Crane	4544
1	Hammer Drill
1	Drill & Fittings
1	Drill
2	Jackhammers
1	Assembly for Rock Drill
1	Rock Drill
1	Lifthold Drill
1	24' Lance & Accessories
1	CAT 426B Backhoe Loader	6KLO 1964
1	CATD8H	46A31661
1	CAT 773A	63G1361
1	1998 Chevy S-14 Pickup Truck	1GCCS19X8W8218663
1	1992 Chevy S-14 Pickup Truck	1GCCT14Z0N2139205
1	1984 Gardner Denver 800 CFM Compressor
1	225 Welder	9422-206

EXHIBIT A

PROPERTY DESCRIPTION

S/2 of the NE/4 of the SE/4
N/2 of the SE/4 of the SE/4
S/2 of the S/2 of the N/2 of the NE/4 of the SE/4
All in Section 30, Township 2 South, Range 5 East,
Johnston County, Oklahoma

 EXHIBIT B

PROMISSORY NOTE PLEDGE AGREEMENT

November 9, 2004

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent
1211 Avenue of the Americas, 21st Floor
New York, NY 10036
Attention:  Regional Credit Manager

Ladies and Gentlemen:

Reference is made to the Financing Agreement, dated as of December 17, 1997, by and among Rock of Ages Corporation ("Rock"), Rock of Ages Kentucky Cemeteries, LLC ("Kentucky"), Autumn Rose Quarries, Inc. ("Autumn Rose"), Carolina Quarries, Inc. ("Carolina"), Pennsylvania Granite Corp. ("Pennsylvania"), Keith Monument Company LLC (Keith"), Rock of Ages Memorials Inc. ("Memorials"), Sioux Falls Monument Co. ("Sioux Falls;" Rock, Kentucky, Autumn Rose, Carolina, Pennsylvania, Keith, Memorials, and Sioux Falls are each a "Company" and collectively the "Companies"), The CIT Group/Business Credit, Inc. ("CIT") and the other financial institutions from time to time parties thereto, as lenders (the "Lenders"), and CIT as agent for the Lenders (in such capacity, the "Agent"), as such agreement has been and may hereafter be amended, modified, supplemented or restated from time to time (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the meanings set forth therein unless otherwise specifically defined herein.

As additional security for the full and indefeasible payment and performance when due of all now existing and future Obligations, Rock hereby pledges, assigns, transfers, delivers and sets over to the Agent, and grants to the Agent a security interest in, in each case for the benefit of the Lenders: (i) all of Rock's right, title and interest in and to that certain promissory note dated as of November 9, 2004 in the principal amount of Six Hundred Thousand Dollars ($600,000), made by AR Quarry Acquisition, LLC, a Georgia limited liability company ("AR") and Imex International, Inc., a Georgia corporation, ("IMEX"; AR and IMEX are, collectively, the "Buyer") and payable to the order of Rock (herein called the "Note"); (ii) any other property which Rock is or may hereafter become entitled to receive on account of the Note; and (iii) any and all collateral securing the repayment of the Note, including, without limitation, all of the collateral described in (a) that certain Supply Agreement dated as of November 9, 2004 by and among Rock and Buyer as such Supply Agreement may be amended, supplemented, or modified hereafter, and (b) that certain Mortgage and Security Agreement dated as of November 9, 2004, made by AR in favor of Rock with respect to the real property, consisting of land, buildings and fixtures located at Highway 7, Mill Creek, Oklahoma, as such may be amended, supplemented, or modified hereafter (all of the foregoing items collectively hereinafter referred to as the "Pledged Collateral").

This Pledge Agreement is executed as an inducement to the Lenders (i) to consent to the sale by Rock and Autumn Rose to the Buyer of the assets described in that certain Amendment, Consent and Release dated as of November 9, 2004 among the Agent, the Lenders and the Companies (the "Consent Letter") on the terms and conditions set forth in the Consent Letter, and (ii) to continue to make loans or advances to the Companies or issue guaranties at the request of the Companies, or otherwise to extend credit or financial accommodations to the Companies in accordance with the provisions of the Financing Agreement, and is executed in consideration of the Lender's doing or having done any of the foregoing. Rock agrees that any of the foregoing shall be deemed to have been done or extended by the Lenders in consideration of and in reliance upon the execution of this Pledge Agreement.

A breach by Rock of any representation or warranty made by Rock in this Pledge Agreement, or any breach by Rock of any other term or condition of this Pledge Agreement, shall constitute an Event of Default under the Financing Agreement, entitling the Agent to exercise any right or remedy available to the Agent under the Financing Agreement or any other agreement with respect to the Pledged Collateral.

Rock hereby represents and warrants to the Agent that (i) all of the Pledged Collateral is owned by Rock absolutely, free and clear of all liens and encumbrances except for liens in the Agent's favor; (ii) there are no restrictions upon the pledge or transfer of any of the Pledged Collateral; (iii) Rock has the full right to pledge and transfer the same in accordance with the terms and conditions of this Pledge Agreement, free of all liens and encumbrances and without the consent of any other person, firm, entity or corporation, and without the need to notify the Buyer and/or obtain its consent to the pledge made hereunder; (iv) Rock has not made any prior assignments or transfers of the Pledged Collateral or of any of the proceeds thereof; (v) the entire principal amount of the Note is due and payable in accordance with the terms thereof and there exists no right of setoff or any defense to payment in favor of the Buyer; and (vi) the liens and security interests granted to Rock by the Buyer pursuant to the Mortgage have been duly perfected by the filing of the Mortgage in the appropriate filing office. Rock agrees to defend its title to the Pledged Collateral at its own cost and expense, and to pay, satisfy and discharge and any all assessments, liens or charges now or thereafter placed upon the Pledged Collateral.

Rock hereby agrees to deliver to the Agent the original Note together with any endorsements which the Agent may request and the financing statements assigning to the Agent the security interests of Rock in all of the Pledged Collateral, and to execute any further documents or papers whatsoever in order to carry out the intent and purpose of this Pledge Agreement.

The pledge provided for herein shall be in addition to, and shall not be deemed to affect, modify or limit any other rights, collateral, agreements or security which the Agent may now or hereafter hold, whether granted or given to the Agent by the Companies or by any other person, firm or corporation.

It is understood and agreed that the rights and remedies enumerated in the Financing Agreement are not intended to be exhaustive but are in addition to any other rights or remedies at law or in equity. The Agent shall have the absolute right in its sole discretion to determine the order in which its rights and remedies are to be exercised, and its exercise of any right or remedy shall not preclude the exercise of any other rights or remedies or be deemed to be a waiver thereof. No act of forbearance, or agreement to forebear the enforcement of, or extension of the date of maturity of, any Obligation, shall in any way constitute a release of, or a waiver or relinquishment of any of the Agent's rights or remedies.

2

This Pledge Agreement is to be governed by the laws of the State of New York and shall be binding on the heirs, administrators, executors, successors and assigns of Rock, and shall inure to the benefit of the Agent and its successors and assigns. This Pledge Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. A facsimile signature of either party hereto shall be deemed to be an original signature of such party for purposes of this Pledge Agreement.

Very truly yours,

ROCK OF AGES CORPORATION

By:
Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

Accepted and agreed to as of the date first above written:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:
Name: Nick Malatestinic Title: Vice President and Team Leader

Signature Page to Promissory Note Pledge Agreement

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges notification of the foregoing Promissory Note Pledge Agreement and agrees to recognize and attorn to all rights of The CIT Group/Business Credit, Inc. ("CIT") and its successors and assigns, as secured party and collateral assignee thereunder and agrees to make all payments, distributions and disbursements in respect of the Pledged Collateral or any proceeds thereof directly to CIT or its designee at the address specified by CIT in writing. Each of the undersigned agrees that this payment direction shall continue to be effective unless the undersigned is otherwise notified in writing by CIT, and that payment by the undersigned to Rock or to any other party shall not relieve the undersigned of its liability to CIT. Each of the undersigned agrees that all payments, distributions and disbursements in respect of the Pledged Collateral or any proceeds thereof shall not be subject to any abatement, recoupment, defense, claim, counterclaim, reduction, set off or any other adjustment of any kind for any reason whatsoever.

IMEX INTERNATIONAL, INC.

By:
Name: Title:

AR QUARRY ACQUISITION, LLC

By:
Name: Title:

Acknowledgment to Promissory Note Pledge Agreement

EXHIBIT C

ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT (this "Agreement") is entered into by and between ROCK OF AGES CORPORATION ("Rock") and THE CIT GROUP/BUSINESS CREDIT, INC., as Agent (as defined below) as of this 9th day of November, 2004.

Definitions

The following definitions shall apply throughout this Agreement:

"Financing Agreement" means the Financing Agreement, dated as of December 17, 1997, by and among Rock, Rock of Ages Kentucky Cemeteries, LLC ("Kentucky"), Carolina Quarries, Inc. ("Carolina"), Pennsylvania Granite Corp. ("Pennsylvania"), Keith Monument Company LLC ("Keith"), Rock of Ages Memorials Inc. ("Memorials"), Sioux Falls Monument Co. ("Sioux Falls") and Autumn Rose Quarries, Inc. ("Autumn Rose"; Rock, Kentucky, Carolina, Pennsylvania, Keith, Memorials, Sioux Falls and Autumn Rose each a "Company" and collectively the "Companies"), The CIT Group/Business Credit, Inc. ("CIT") and the other financial institutions from time to time parties thereto, as lenders ("Lenders") and CIT as agent for the Lenders (the "Agent"), as such agreement has been may maybe amended, renewed, restated or otherwise modified from time to time (the "Financing Agreement").

"Event of Default" has the meaning set forth in Section 6 below.

"Mortgage" means that certain Mortgage and Security Agreement dated as of November 9, 2004 made by AR Quarry Acquisition, LLC to Rock with respect to the Real Estate, as such Mortgage has been or may be amended, renewed, restated or otherwise modified from time to time.

"Obligations" means all obligations, indebtedness and liabilities of the Companies to Agent and Lenders now existing or hereafter arising, including all costs, fees and expenses incurred by Agent or any Lender in enforcing this Agreement, and any and all renewals, extensions, increases, amendments, modifications or restatements thereof.

"Pledged Collateral" collectively means the Mortgage and the Supply Agreement and all right, title and interest of Rock under the Mortgage and Supply Agreement, including without limitation (a) all IMEX Product (as defined in the Supply Agreement) and all rights to IMEX Product thereunder, (b) any and all payments and rights to payment thereunder and any other amounts at any time, and from time to time, owing to Rock thereunder; (c) all rights and claims under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the Mortgage and/or the Supply Agreement;
(d) all rights and claims for any damages arising out of or for breach or default under or in connection with the Mortgage and/or the Supply Agreement; (e) all rights to exercise or enforce any and all covenants, remedies, powers and privileges thereunder; and (f) all other rights and benefits thereunder.

"Real Estate" means the property described on Schedule 1 hereto.

"Supply Agreement" means that certain Supply Agreement dated as of November 9, 2004 by and among Rock, IMEX International, Inc. and AR Quarry Acquisition, LLC, as such agreement has been or may be amended, renewed, restated or otherwise modified from time to time.

Unless expressly provided otherwise, all terms defined by the New York Uniform Commercial Code (the "UCC"), wherever used herein, shall have the same meanings as are prescribed by the UCC.

Recitals

     WHEREAS, as of the date hereof for good and valuable consideration (i) Rock and Autumn Rose have agreed to sell certain assets and real property to AR Quarry Acquisition, LLC ("AR Quarry") pursuant to that certain Purchase and Sale Agreement dated November 9, 2004 by and among Rock, Autumn Rose, IMEX International, Inc. ("IMEX") and AR Quarry, and (ii) in payment of the purchase price for such assets and real properties (a) AR Quarry and IMEX have executed and delivered to Rock that certain Promissory Note dated November 9, 2004 in the principal amount of $600,000, payable to Rock (the "Note"), (b) AR Quarry has executed and delivered to Rock the Mortgage, and (c) AR Quarry, Rock and IMEX have entered into the Supply Agreement whereby for good and valuable consideration as set forth in the Supply Agreement IMEX shall supply IMEX Product to Rock; and

      WHEREAS, in consideration of obtaining Lenders' consent under the Financing Agreement to the consummation of such transactions, Rock has agreed to assign and pledge to Agent, for the benefit of the Lenders, all of Rock's rights and remedies under, and all monies and claims for monies due or to become due to Rock under, the Mortgage, the Supply Agreement and the Note, and any and all amendments, supplements, extensions or renewals thereof;

     NOW THEREFORE, FOR VALUE RECEIVED, and in consideration of the premises, Lender and Rock hereby agree as follows:

        1.     Security Interest and Collateral Assignment. Rock hereby collaterally assigns, pledges, transfers and grants to Agent, for the benefit of the Lenders, a continuing general lien upon and security interest in all of Rock's right, title and interest in and to the Pledged Collateral, now owned and hereafter acquired together with all proceeds thereof, to secure full payment and performance of the Obligations.

         2.   Ownership and Authority. Rock represents and warrants to Agent and Lenders that Rock is the sole legal and beneficial owner of the Pledged Collateral and Rock has full authority to grant and assign to Agent all rights provided by this Agreement.

        3.  Covenants. Rock covenants with Agent and Lender as follows: (i) Agent's interest in the Pledged Collateral under this Agreement shall at all times be and remain a first and only security interest, free and clear of adverse claims; (ii) Rock shall not renew, extend, terminate, modify or amend any term of the Mortgage, the Supply Agreement or the Note or agree to compromise any rights thereunder without the prior written consent of Lender; and (iii) any proceeds of the Pledged Collateral or the Note which may from time to time come into Rock's possession shall be subject to an express trust in favor of Lender and immediately delivered to Lender, and shall be applied to the outstanding Obligations at Lender's discretion.

         4.      Mortgage; Supply Agreement; Acknowledgment. Contemporaneously upon execution hereof, Rock shall deliver to Agent a true and correct copy of each of the Mortgage, the Supply Agreement and the Note. Rock shall cause IMEX and AR Quarry to acknowledge this Agreement and Agent's rights hereunder by signing in the space provided for such purpose below.

         5.   Performance Under Mortgage and Supply Agreement. Rock shall fully perform all of its obligations under the Mortgage and the Supply Agreement and shall enforce all of its rights and remedies thereunder, as its deems appropriate in its reasonable business judgment; provided, however, that Rock shall not take any action or fail to take any action with respect to the Mortgage or the Supply Agreement which would cause the termination of the Mortgage or the Supply Agreement. Without limiting the generality of the foregoing, Rock shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under the Mortgage and the Supply Agreement. Rock shall not, without Agent's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge the Mortgage, the Supply Agreement or the Note. Rock shall notify Agent in writing, promptly after Rock becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under the Mortgage or the Supply Agreement, and shall diligently pursue such right and report to Agent on all further developments with respect thereto. Rock shall remit directly to Agent, for application to the Obligations in such order as Agent shall determine, all amounts received by Rock pursuant to the Mortgage, the Supply Agreement or the Note. If Rock shall fail after Agent's demand to pursue diligently any right under the Mortgage, the Supply Agreement or the Note, Agent may directly enforce such right in its own or Rock's name and may enter into such settlements or other agreements with respect thereto as Agent shall determine. In any suit, proceeding or action brought by Agent under the Mortgage, the Supply Agreement and/or the Note for any sum owing thereunder or to enforce any provision thereof, Rock shall indemnify and hold Agent and each Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Rock of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from Rock to or in favor of such obligor or its successors. All such obligations of Rock shall be and remain enforceable only against Rock and shall not be enforceable against Agent or any Lender. Notwithstanding any provision hereof to the contrary, Rock shall at all times remain liable to observe and perform all of its duties and obligations under the Mortgage and the Supply Agreement, and Agent's exercising any of its rights with respect to the Pledged Collateral shall not release Rock from any of such duties and obligations. Neither Agent nor any Lender shall be obligated to perform or fulfill any of Rock's duties or obligations under the Mortgage or the Supply Agreement or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

        6.  Default. Any one or more of the following events or occurrences shall constitute an "Event of Default" hereunder: (i) any Event of Default as defined by the Financing Agreement occurring after the date hereof, (ii) breach or default of any covenant, agreement or obligation under this Agreement or (iii) the filing or assertion of any lien, attachment, garnishment other claim against or with respect to any of the Pledged Collateral, other than by Agent. This Agreement is not and shall not constitute a waiver, either express or implied, of any Defaults (as defined in the Financing Agreement) or Events of Defaults now or hereafter existing (whether or not Agent or any Lender has knowledge thereof).

        7. Remedies. At any time when any Event of Default is in existence, Agent shall have the right to take any of the following actions: (i) exercise or otherwise pursue or realize upon any of the Pledged Collateral, or any rights thereunder, to the extent as allowed under the Mortgage and Supply Agreement, without notice to Rock or (ii) enforce its rights under this Agreement by any means provided by applicable law or by judicial action. Agent shall have all collection rights of a secured party under the UCC. All rights and remedies of Agent under this Agreement are cumulative and in addition to any other rights and remedies available to Agent under or in connection with the Financing Agreement, or applicable law, and may be exercised by Agent separately or in any combination or order of proceeding, as Agent may determine in its discretion. No delay by Agent in exercising any rights hereunder shall operate as a waiver thereof. Rock expressly acknowledges and agrees that any exercise of rights authorized by this paragraph shall constitute a commercially reasonable method of enforcement of Agent's interest in the Pledged Collateral, in conformity with all requirements of the UCC or other applicable law. Proceeds, if any, of any Pledged Collateral at any time received by Agent shall be applied to the Obligations as Agent may determine in its discretion, and Rock shall remain liable for any deficiency. Rock expressly agrees that neither Agent nor any Lender shall be required to pursue or join any other obligor on the Obligations, or pursue any rights against any other collateral or rights existing from time to time in favor of Agent or any Lender, as a condition to exercising any of its right hereunder.

        8. Power of Attorney. Without limitation of the foregoing, Rock hereby grants to Agent a limited power of attorney, and appoints and constitutes Agent as Rock's lawful attorney in fact, with full power of substitution, and coupled with an interest, to take such action, in Agent's name or in the name of Rock, to protect, enforce and realize upon the Pledged Collateral to the extent allowed by this Agreement or the Financing Agreement, including without limitation the right to (i) demand, collect, receive, receipt for, sue for, compound, compromise and give acquittance for any and all amounts due or payable under the Pledged Collateral, (ii) to endorse the name of Rock on any drafts, instruments or other commercial paper evidencing any payments or other proceeds of the Pledged Collateral, or (iii) take any other action as may be necessary to exercise or enforce same and to file any claim or take any other action which Agent may deem necessary or appropriate to protect and preserve its rights and interests hereunder.

        9.      Costs and Expenses. Rock will upon demand pay to Agent the amount of any and all costs, fees and expenses (including without limitation, attorneys' fees and expenses) which Agent may reasonably incur in connection with the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Pledged Collateral, or the exercise or enforcement of any of the rights of Agent or any Lender under this Agreement.

       10.    No Commitment.  Nothing in this Agreement shall be construed as an obligation on the part of Agent or any Lender to extend or continue to extend credit for the benefit of Rock or any other Company.

        11.     Notices.  Except as otherwise provided in this Agreement, all notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) telecopy or other electronic transmission, (iii) expedited delivery service with proof of delivery, or (iv) mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at the address set forth for notices to such party in the Financing Agreement or this Agreement or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery or telecopy or other electronic transmission, at the time of receipt, or in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the appropriate postal authority.

Either party shall have the right to change its address for notice hereunder to any other address by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

         12.     Waiver of Trial By Jury.  THE PARTIES HERETO AGREE THAT NO PARTY HERETO SHALL REQUEST A TRIAL BY JURY IN THE EVENT OF LITIGATION BETWEEN ANY PARTIES HERETO CONCERNING THIS AGREEMENT, THE NOTE, THE MORTGAGE OR THE SUPPLY AGREEMENT OR ANY CLAIMS OR TRANSACTIONS IN CONNECTION THEREWITH, IN EITHER A STATE OR FEDERAL COURT, THE RIGHT TO TRIAL BY JURY BEING EXPRESSLY WAIVED BY ROCK AND AGENT. THE PARTIES HERETO EACH ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

           13.    Non-impairment; Non-waiver. The lien, security interest and other security rights of Agent hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Agent may grant with respect to the Collateral, or (iii) any release or indulgence granted to any of the Companies or any endorser, guarantor or surety of the Obligations. The taking of additional security by Agent or any Lender shall not release or impair the lien, security interest or other security rights of Agent hereunder or affect the obligations of Rock hereunder. Lenders may waive any Event of Default without waiving any other prior or subsequent Event of Default. Lenders or Agent may remedy any Default without waiving the Event of Default remedied. Neither the failure by Agent or any Lender to exercise, nor the delay by Agent or any Lender in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Agent or any Lender of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof nor consent to any departure by Rock therefrom shall be effective unless the same shall be in writing and signed by Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Rock in any case shall of itself entitle Rock to any other or further notice or demand in similar or other circumstances.

             14.     No Election. Agent shall have the right to seek recourse under this Agreement to the fullest extent provided for herein, and no election by Agent to proceed in one form or action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Agent's right to proceed in any other form of action or proceeding or against other parties unless Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent under any document or instrument evidencing the Obligations shall serve to diminish the liability of Rock under this Agreement except to the extent that Agent finally and unconditionally shall have realized indefeasible payment in full of the Obligations by such action or proceeding.

             15.  Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns. Agent's rights under this Agreement may be transferred in connection with any transfer of the Obligations, or any part thereof, to the extent not otherwise prohibited by the Financing Agreement. Rock's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Agent.

             16.    Cumulative Rights. All rights and remedies of Agent hereunder are cumulative of each other and of every other right or remedy which Agent may otherwise have at law or equity or under the Financing Agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

             17.   Entire Agreement. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by Agent and Rock. It is expressly agreed that no conversations statements, negotiations or other verbal communications among the parties hereto, nor any purported modification or amendment, or waiver, shall be binding unless the same is evidenced in writing executed by an authorized officer of Agent and Rock.

             18.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

             19.   Copies Valid as Financing Statements. Rock authorizes Agent to file any financing statement describing the Pledged Collateral, or any part thereof, or to any amendment of any financing statement filed pursuant to this Agreement, and to file such financing statement or amendment in any jurisdiction deemed necessary by Agent to perfect Agent's interests under this Agreement. A carbon, photographic or other reproduction, including photocopy, telecopy or electronic transmission, of this Agreement or any financing statement shall be sufficient as a financing statement and may be filed as an original.

              20.   Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement. In such case, the remaining provisions of this Agreement shall remain in full force and effect and shall not be effected thereby.

              21.  Multiple Counterparts. This Agreement may be executed simultaneously in one or more multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

              22.   Survival.  All covenants, agreements, representations, and warranties made by Rock herein shall survive the execution, delivery, and closing of this Agreement, and all documents executed in connection herewith, and shall not be affected by any investigation made by any party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the effective date specified in the preamble.

ROCK OF AGES CORPORATION

By:
Name:	Kurt M. Swenson
Title:	Chairman and Chief Executive Officer

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

By:
Name:	Nick Malatestinic
Title:	Vice President and Team Leader

Signature Page to Assignment Agreement

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges notification of the foregoing Assignment Agreement and agrees to recognize and attorn to all rights of The CIT Group/Business Credit, Inc. ("CIT") and its successors and assigns, as secured party and collateral assignee thereunder and agrees to make all payments, distributions and disbursements of the Pledged Collateral or any proceeds thereof directly to CIT or its designee at the address specified by CIT in writing. Each of the undersigned agrees that this payment direction shall continue to be effective unless the undersigned is otherwise notified in writing by CIT, and that payment by the undersigned to Rock or to any other party shall not relieve the undersigned of its liability to CIT. Each of the undersigned agrees that all payments, distributions and disbursements of the Pledged Collateral or any proceeds thereof shall not be subject to any abatement, recoupment, defense, claim, counterclaim, reduction, set off or any other adjustment of any kind for any reason whatsoever.

IMEX INTERNATIONAL, INC.

By: _________________________________________ Name: Title:

AR QUARRY ACQUISITION, LLC

By: _________________________________________ Name: Title:

Signature Page to Acknowledgment to Assignment Agreement

SCHEDULE 1

PROPERTY DESCRIPTION

S/2 of the NE/4 of the SE/4
N/2 of the SE/4 of the SE/4
S/2 of the S/2 of the N/2 of the NE/4 of the SE/4
All in Section 30, Township 2 South, Range 5 East,
Johnston County, Oklahoma

EXHIBIT D

ESCROW LETTER

Richard D. Campbell, Esq.
Phelps & Campbell
313 Heard Street
Elberton, GA 30635

Re:      Sale of Assets of Autumn Rose Quarries, Inc.
           to AR Quarry Acquisition, LLC

Dear Sir or Madam:

In connection with the sale by Rock of Ages Corporation ("Rock") and Autumn Rose Quarries, Inc. ("AR Quarry" and together with Rock, collectively, the "Sellers") to AR Quarry Acquisition, LLC (the "Purchaser") of certain assets (the "Sold Assets") pursuant to a certain Purchase and Sale Agreement dated as of November 9, 2004 (the "Sales Agreement"), by and among the Sellers, the Purchaser and IMEX International, Inc. ("IMEX"), enclosed are (a) our Release Letter addressed to Purchaser and (b) a UCC financing statement amendment releasing the Sold Assets.

The above documents are being delivered to you with the understanding that you will hold such documents in escrow and not deliver them to the Purchaser until you have been advised by us that we have received each of the following:

                 (a)    a Promissory Note Pledge Agreement substantially in the form of Exhibit A hereto (including, without limitation, the Acknowledgment of the Purchaser and IMEX with respect thereto), duly executed by Rock, the Purchaser and IMEX;

                (b)      an Assignment Agreement substantially in the form of Exhibit B hereto (including, without limitation, the Acknowledgment of the Purchaser and IMEX with respect thereto), duly executed by Rock, the Purchaser and IMEX, along with such other documents and instruments as may be necessary or advisable to reflect such assignment in the real estate records or other records of the relevant jurisdiction, and an endorsement satisfactory to us to the title insurance policy relating to the real estate covered by the Mortgage (as defined in the Assignment Agreement) naming us as an additional insured;

                (c)      the Note (as defined in the Promissory Note Pledge Agreement), duly executed and delivered by the Purchaser and IMEX, together with an allonge to the Note executed by Rock in favor of us;

               (d)        the Supply Agreement and the Mortgage (each as defined in the Assignment Agreement), each duly executed by the parties thereto; and

               (e)        the portion of the purchase price under the Sales Agreement due in cash on the closing date ($150,000), by wire transfer of immediately available funds.

In the event that the sale of the Sold Assets is not consummated by the close of business on November 9, 2004, you agree that anytime thereafter upon our request you shall return the above listed documents to us.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing conditions are not acceptable to you, kindly return this letter together with all of the enclosed documents to the undersigned.

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC.
By:
Name: Nick Malatestinic
Title: Vice President and Team Leader

Signature Page to Escrow Letter

EXHIBIT E

Release Letter

November 9, 2004

AR Quarry Acquisition, LLC
Imex International, Inc.
1519 Woodyard Road
Elberton, Georgia 30635

Dear Sir or Madam:

     We refer to the Purchase and Sale Agreement (the "Sales Agreement") dated as of November 9, 2004, by and among Rock of Ages Corporation and Autumn Rose Quarry, Inc. as sellers (the "Sellers"), IMEX International, Inc. and AR Quarry Acquisition, LLC, as buyer (the "Buyer").

     You have advised us that you intend to buy the assets described in Exhibit A hereto (the "Sold Assets") pursuant to the Sales Agreement and for the purchase price described therein.

     This letter is to confirm that effective as of the date hereof, we hereby: (a) consent to the sale of the Sold Assets pursuant to the terms of the Sales Agreement and (b) release any security interest in or lien we have on the Sold Assets upon the consummation of the purchase of same by you pursuant to the Sales Agreement (the "Closing").

     We do also hereby confirm and agree that from time to time after the Closing, we will, upon your reasonable request and at your expense, execute and deliver such additional similar lien releases in respect of the Sold Assets as may be necessary for the Sellers to transfer, convey, assign and deliver to you and to place you in possession and control of, any of the Sold Assets.

[Remainder of Page Intentionally Left Blank]

     If the foregoing is in accordance with your understanding, kindly sign and return to us the enclosed copy of this letter to so indicate.

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC., as sole Lender and as Agent

By:
Name: Nick Malatestinic Title: Vice President and Team Leader

Signature Page to Release Letter

EXHIBIT A

AUTUMN ROSE QUARRY

ASSET LIST

Quantity	Item	Serial Number
4	Derrick
1	Automatic Burner
2	Hand Held Burner
1	Compressor 650
2	Compressor 1250
1	40 Ton International Payhauler
1	Gas Tank
2	Diesel Tank
5	Two-way Radios & Charger
1	Track Drill
2	Dog House
1	Power Magazine
Air Tools & Hoses
1	Water Pump
Ladders & Safety Lines
2	Grout Pans
1	Galvanometer
1	Cattle Guard
Electrical & Disconnects
2	Gardner Denver S-83 Drill
1	Manitowoc Crane	4544
1	Hammer Drill
1	Drill & Fittings
1	Drill
2	Jackhammers
1	Assembly for Rock Drill
1	Rock Drill
1	Lifthold Drill
1	24' Lance & Accessories
1	CAT 426B Backhoe Loader	6KLO 1964
1	CATD8H	46A31661
1	CAT 773A	63G1361
1	1998 Chevy S-14 Pickup Truck	1GCCS19X8W8218663
1	1992 Chevy S-14 Pickup Truck	1GCCT14Z0N2139205
1	1984 Gardner Denver 800 CFM Compressor
1	225 Welder	9422-206

EXHIBIT A

 PROPERTY DESCRIPTION

S/2 of the NE/4 of the SE/4
N/2 of the SE/4 of the SE/4
S/2 of the S/2 of the N/2 of the NE/4 of the SE/4
All in Section 30, Township 2 South, Range 5 East,
Johnston County, Oklahoma